UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
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14A-101)
INFORMATION REQUIRED IN PROXY STATEMENT
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BAKER HUGHES COMPANY
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2025

Proxy Statement

2025 Notice of Annual Meeting of Shareholders and Proxy Statement

Baker Hughes

Letter to our shareholders

On behalf of the leadership team and the Board of Directors, I want to thank you for your continued investment in and commitment to Baker Hughes. I remain honored to serve as the Company’s Chairman, President and Chief Executive Officer, and I appreciate the trust you place in me as I drive Baker Hughes forward.

2024 was another year of strong execution and financial performance for Baker Hughes. We continued to deliver record-breaking results while advancing our strategic transformation. Our diversified portfolio of energy and industrial technologies, combined with our disciplined financial approach, has allowed us to maintain a strong balance sheet, invest in innovative solutions for our customers, and enhance long-term shareholder value.

Despite ongoing market volatility, geopolitical uncertainty and some macro headwinds, our company is clearly delivering results. In 2024, we achieved significant milestones, including:

•	An overall strong financial performance across the company. We booked $28.2 billion in orders, achieved $27.8 billion in revenue, and had a 47% increase in adjusted earnings per share* (“EPS”). We also generated robust free cash flow* of $2.26 billion, positioning us well for continued investment and shareholder returns.

•	We achieved another record year of adjusted measures of EBITDA* and EBITDA margins* – with a 22% increase in adjusted EBITDA*. Our EBITDA margins were up 1.7 percentage points to 16.5%. Baker Hughes is clearly delivering results and is focused on continuing this momentum, with EBITDA to demonstrate another year of solid growth in 2025.

•	Continued leadership in natural gas. In 2024, we secured $3.3 billion in liquified natural gas (“LNG”)-related orders, reinforcing our position as the leading energy technology provider for this critical resource. 2024 was a pivotal year for gas, and by 2040, we expect natural gas demand to grow by almost 20% and global LNG demand to increase at an even faster rate of 75%.

•	Growth in new energy solutions. In 2024, our new energy orders crossed the $1 billion mark for the first time, tripling awards since 2021. We continue to exceed our full-year guidance in new energy and remain confident in our ability to achieve our 2030 orders target of $6 billion to $7 billion. We remain well-positioned to capitalize on the growing need for lower-carbon energy technologies.

Over the last year, we made tremendous progress to help our customers reduce emissions, improve efficiency and drive sustainable energy development – the balance needed to supply the world with the energy it needs today without adversely impacting the abundance and availability of energy tomorrow. As we move into 2025, the global energy landscape continues to evolve. Regardless of how the energy landscape evolves, our customers will find what they need from our diverse portfolio of best-in-class technology solutions and services.

Our Board of Directors remains focused on supporting Baker Hughes’ growth and transformation. On behalf of the Company, I want to express my appreciation to our Board members for their dedication to our long-term success. With their support and guidance, we have undergone significant change to differentiate ourselves as the leading energy technology company, laying the foundation to transform Baker Hughes. The full potential of our diversified energy and industrial company is uniquely capable to optimize traditional sources of energy while abating emissions and enabling new energy.

To our customers, shareholders, and employees – thank you for your continued support of Baker Hughes. With our strong portfolio, disciplined execution, and unwavering commitment to innovation, we are confident in our ability to drive another year of progress in 2025.

Sincerely,

Lorenzo Simonelli

Chairman, President and Chief Executive Officer

*	EBITDA, EBITDA margin, adjusted EPS and free cash flow are non-GAAP measures. A reconciliation of GAAP to non-GAAP measures is included in the Proxy Statement in Annex A.

Notice of 2025 Annual Meeting

of Shareholders

When:	Virtual Meeting Access:
May 20, 2025 8:00 a.m. CDT*	To attend, register at www.proxydocs.com/bakerhughes

Agenda

Proposal 1	The election of directors

Proposal 2	An advisory vote related to the Company’s executive compensation program

Proposal 3	The ratification of KPMG LLP as the Company’s independent registered public accounting firm for fiscal year 2025

Such other business as may properly come before the meeting and any reconvened meeting after an adjournment thereof.

Record date

The Board of Directors of Baker Hughes Company (the “Company,” “Baker Hughes,” “we,” “us” or “our”) has fixed March 24, 2025 as the record date for determining the shareholders of the Company entitled to notice of, and to vote at the meeting and any reconvened meeting after an adjournment thereof, and only holders of Class A Common Stock of the Company (the “Common Stock”) of record at the close of business on that date will be entitled to notice of, and to vote at the meeting and any reconvened meeting after an adjournment.

Proxy voting

You are invited to attend the meeting via live webcast. Whether or not you plan to attend the live webcast, we urge you to promptly vote your shares by telephone, by the Internet, or if this proxy statement (“Proxy Statement”) was mailed to you, by completing, signing, dating, and returning it as soon as possible in the enclosed postage prepaid envelope in order that your vote may be cast at the Annual Meeting of Shareholders (the “Annual Meeting”). You may revoke your proxy any time prior to its exercise, and you may vote at the live webcast, even if you have previously returned your proxy.

By order of the Board of Directors,

Fernando Contreras

Vice President - Chief Compliance Officer & Corporate Secretary

Houston, Texas, March 31, 2025

* It is possible that an adjournment or postponement may be necessary due to a national emergency that makes us unable to hold the meeting on the date as planned.

How to vote in advance

Even if you plan to attend the meeting via live webcast, we urge you to vote in advance using one of these voting methods:

Registered holders 1-855-658-0965 Beneficial holders Follow instructions provided by your broker, bank, or other nominee

Registered holders www.proxypush.com/bakerhughes Beneficial holders Follow instructions provided by your broker, bank, or other nominee

Mail your signed proxy card or voting instruction to the address listed on the envelope

Who can vote:

Holders of Baker Hughes Common Stock at the close of business on March 24, 2025

Virtual Meeting Access:

To attend, register at:

www.proxydocs.com/bakerhughes

Date of mailing

A Notice of Internet Availability of Proxy Materials will be mailed on or about April 1, 2025

Important notice regarding the availability of proxy materials for the Annual Meeting of Shareholders to be held on May 20, 2025

Baker Hughes 2025 Proxy Statement and 2024 Annual Report are available on the Internet:

Registered holders

www.proxydocs.com/bakerhughes

Beneficial holders

Follow instructions provided by your broker, bank, or other nominee

Proxy statement summary

This Proxy statement summary highlights information contained elsewhere in this Proxy Statement, which is first being made available to shareholders on or about April 1, 2025. We plan to begin mailing a Notice of Internet Availability of Proxy Materials containing instructions on how to access the proxy materials, how to vote online, and how to obtain a paper copy of the proxy materials, on or about April 1, 2025. This summary does not contain all of the information you should consider, and you should read the entire Proxy Statement carefully before voting.

2025 Annual Meeting information

When:	Virtual Meeting Access:
Tuesday, May 20, 2025 8:00 a.m. CDT*	To attend, register at www.proxydocs.com/bakerhughes

Virtual Meeting

The Board has determined that the 2025 Annual Meeting will be a completely virtual meeting. The Annual Meeting will be conducted only via live webcast. You will have the same rights and opportunities to participate as you would have at a physical meeting. You may attend the meeting, vote your shares, and submit questions electronically during the live webcast by visiting www.proxydocs.com/bakerhughes.

To participate in the Annual Meeting, you will need to register prior to the start of the meeting. Upon completing your registration, you will receive further instructions via email one hour prior to the start of the Annual Meeting, including your unique link that will allow you access to the Annual Meeting. You will have the ability to submit questions during the registration process and fifteen minutes prior to and during the Annual Meeting. We look forward to answering your questions during the meeting. All questions must comply with the rules of conduct, which will be posted on the virtual meeting website.

Technical assistance will be available one hour prior to and during the Annual Meeting. Information related to technical assistance will be provided in the email with the sign-in instructions.

Matters to be voted upon				How to vote in advance

No.	Proposal	Board Recommendation	Page Reference (For More Detail)	Even if you plan to attend the meeting via live webcast, we urge you to vote in advance using one of these voting methods

1	The election of directors	FOR EACH NOMINEE	7	Registered holders 1-855-658-0965 Beneficial holders Follow instructions provided by your broker, bank, or other nominee

2	An advisory vote related to the Company’s executive compensation program	FOR	65	Registered holders www.proxypush.com/bakerhughes Beneficial holders Follow instructions provided by your broker, bank, or other nominee

3	The ratification of KPMG LLP as the Company’s independent registered public accounting firm for fiscal year 2025	FOR	68	Mail your signed proxy card or voting instructions to the address listed on the envelope
Such other business as may properly come before the meeting and any reconvened meeting after an adjournment thereof.

* It is possible that an adjournment or postponement may be necessary due to a national emergency that makes us unable to hold the meeting on the date as planned.

Important notice regarding the availability of proxy materials for the Annual Meeting of Shareholders to be held on May 20, 2025

Baker Hughes’ 2025 Proxy Statement and 2024 Annual Report are available for registered holders at www.proxydocs.com/bakerhughes and beneficial holders should follow the instructions provided by their broker, bank, or other nominee.

1

Proxy Statement Summary

Changes from Prior Year

We continually review our approach to sustainability, corporate governance, human capital management, and executive compensation to ensure that we are in a position to consistently deliver on our strategy and the long-term interests of our shareholders.

•  Appointed Mr. Ahmed Moghal as our Executive Vice President and Chief Financial Officer effective on February 24, 2025. Mr. Moghal is a highly experienced finance leader and brings a deep domain of knowledge across both of our business segments

•  Appointed Ms. Shirley A. Edwards to our Board effective on May 22, 2024. Ms. Edwards brings extensive leadership experience in various executive roles, financial expertise and extensive experience in client service delivery and people strategy/human resources

•  Appointed Dr. Ilham Kadri to our Board effective on May 1, 2025. Dr. Kadri brings extensive leadership experience in various executive roles across a variety of industries with leading industrial multinational companies

•  Updated our insider trading policy (the “Insider Trading Policy”) to address latest developments in securities law compliance and corporate governance

•  Created a formal director training plan and, on a biannual basis, directors receive training on various matters of company and shareholder importance, including, for example, on artificial intelligence and cybersecurity

2024 operational highlights

2024 was a remarkable year for Baker Hughes, achieving several milestones that demonstrate our strategy to drive profitable growth and continuous margin improvement is working. We drove operational enhancements throughout the Company that continue to transform the way we are working. In Industrial & Energy Technology (“IET”), lean principles were adopted across the businesses, and the team initiated over 120 large, problem-solving Kaizen projects, involving over 1,300 employees across all functions. IET demonstrated exceptional margin performance even as the mix continued to shift toward equipment, with EBITDA margin reclaiming prior peak levels due to conversion of higher-priced backlog and further operational enhancements. In Oilfield Services & Equipment (“OFSE”), business operations were centralized, leading to a significant reduction in duplication across our regions and product and service lines. OFSE saw structural EBITDA margin improvement, notably in Subsea & Surface Pressure Systems, driven by refocusing our commercial model, rightsizing our capacity, and improving our execution, where a year of strong orders in flexibles drove full-year orders of $3.1 billion.

Performance	Technology and Innovation	Sustainability and Leadership

$28.2B in orders	$643M in research and development	AA ESG rating by MSCI

47% increase in adjusted EPS*	>1,600 patents granted worldwide in ‘24	28.3% reduction in Scope 1 & 2 GHG emissions***

22% increase in adjusted EBITDA*	$1.3B in new energy orders	206 HSE Perfect Days****

$2.26B** free cash flow*

$1.3B free cash flow returned to shareholders

2 2025 Proxy Statement

Proxy Statement Summary

*	Adjusted EBITDA, free cash flow and adjusted EPS are non-GAAP measures. A reconciliation of GAAP to non-GAAP measures is included in the Proxy Statement in Annex A

**	10% increase year-over-year

***	2023 actual compared to 2019 base year

****	An HSE Perfect Day is a day without injury, vehicle accidents, or harm to the environment

Purpose: We take energy forward – making it safer, cleaner, and more efficient for people and the planet.

We seek to embed our commitment to people, planet, and principles at every level within the Company, and oversight rests with the Board of Directors (the “Board”). We view sustainability as a key part of our business strategy. We believe that operating Baker Hughes responsibly and providing products and services that help our customers achieve their sustainability goals afford us opportunities to grow our business; increase customer collaboration; attract, retain, and motivate employees; and differentiate us from our competitors.

Our business strategy – first launched in 2020 – is built on three key pillars: transform the core, invest for growth, and position for new energy frontiers. We believe this strategy is driving our execution over three time horizons that look out to 2030 and beyond, and is designed to achieve an elevated margin and returns profile, differentiated shareholder returns, and strong exposure across the industrial and energy growth vectors. We believe our transformation over these three horizons will deliver significant long-term value to our shareholders and achieve our purpose of taking energy forward.

Our differentiated portfolio of assets, technologies, and long-term strategy has allowed us to maintain a strong balance sheet and invest in differentiated solutions while we transform our operations to better deliver for energy and industrial customers and enhance shareholder value.

Our responsibility

We believe that sustainability constitutes a competitive advantage. We organize our sustainability efforts into the areas of people, planet, and principles, and we work hard to make measurable progress each year. We strive to improve the transparency of our reporting and challenge ourselves to perform at the level of the most responsible companies in the world, not just in our own industry. We strive to embed sustainability throughout our global operations by implementation of our sustainability strategic goals.

People

At Baker Hughes, our people are central contributors to our purpose of taking energy forward. As an energy technology company with operations around the world, we believe that a diverse workforce is critical to our success, and we aim to attract and retain the best talent to support the energy transition. We strive to be an inclusive and safe workplace, with opportunities for our employees to grow and develop in their careers, supported by learning and development opportunities, competitive compensation, benefits and health and wellness programs, and programs that build connections between our employees and their communities.

At our core, we believe that unique ideas and diverse perspectives are the driving forces behind innovation. Our differences make us stronger. We value diversity in all its forms – gender, race, ethnicity, age, gender identity, sexual orientation, ability, cultural background, religion, veteran status, experience, thought, and more – across the globe. We recognize that diverse teams, a fair workplace, and an inclusive culture are essential for driving innovation and maintaining our competitive edge. These elements are critical to our business success and our mission of advancing energy solutions for our customers and the industry. Our approach seeks to recruit and retain the best talent around the world, foster an inclusive and respectful culture, and strengthen our partnerships with customers and communities.

In 2024, the percentage of people who identify as women in our workforce, senior leadership positions, and on the Board, was 20%, 19%, and 33%, respectively. Specific to the U.S., 39% of our employees identify as people of color.

We work to ensure we have access to and support strengthening our talent pipeline across the globe while prioritizing development and retention. We hold leadership accountable for integrating our Baker Hughes culture and behaviors into their respective parts of the business. Our enterprise-wide talent strategy allows us to measure the outcomes and progress of our efforts, assign goals, develop accountability, and ensure transparency. Our corporate memberships with respected nonprofits, such as Ally Energy, Catalyst, Disability:IN, and the Women’s Energy Network, provide partnership and guidance to support our goals. Our talent acquisition efforts as well as our eight global employee resource groups support the engagement, development and retention of talent across the organization.

Talent Acquisition: We have a number of initiatives to support our global goals of attracting, and retaining, the best talent to Baker Hughes. We are also enabling and expecting fair and respectful treatment for all to ensure we are living out our Baker Hughes values and behaviors.

At the beginning of 2024, Baker Hughes launched a rebranded Employee Value Proposition that captures the essence of our company – how it is unique and what it aspires to accomplish, balancing our current strength and the goals to be an employer of choice.

Employee Resource Groups (“ERGs”): ERGs consist of employees who have joined together based on shared interests, characteristics, or life experiences. ERG memberships and events are open to all Baker Hughes employees. These groups are designed to drive conversation and awareness around key issues and engagement with the communities where we operate. In 2024, we continued our support of ERGs in several ways, including offering the opportunity for ERGs to nominate charitable organizations to receive grants from the

3

Proxy Statement Summary

Baker Hughes Foundation. We are continuing our culture journey by strengthening our six communities of interest groups, which enable employees to share information and ideas, find opportunities to participate in philanthropy and volunteerism, and learn best practices by engaging with colleagues on a specific topic or area of interest. These efforts have helped strengthen our Baker Hughes culture and have fostered closer connections between employees in communities around the world.

Inclusive Culture: We have several programs and initiatives that cultivate an inclusive culture. The Baker Hughes Culture & Inclusion Council, comprised of executives across the organization, supports the success of our inclusivity and workplace culture ambitions and meets regularly to review progress and discuss ways in which we can continue to advance our efforts.

Charitable Work: Baker Hughes seeks to make a positive impact in the communities where we operate around the world through stakeholder engagement, community service, and charitable contributions. Consistent with our purpose and values, we work to advance environmental quality, educational opportunities, and health and wellness. We benefit our communities through financial contributions, in-kind donations of goods and services, and volunteer projects. The Baker Hughes Foundation makes strategic philanthropic contributions, matches Baker Hughes employee charitable contributions, and awards volunteer recognition grants for outstanding employee community service. In 2024, the Baker Hughes Foundation provided $2.4 million in grants disbursed globally for educational opportunity; the environment; health, safety and wellness; and disaster recovery efforts. In addition, the Baker Hughes Foundation provided approximately $800,000 in employee contribution matching, and Baker Hughes employees provided approximately 45,000 volunteer hours.

Planet

Getting to Net-Zero: It is a strategic priority for us to innovate and to offer lower carbon products and services, improve our operational efficiency, and reduce our emissions. We are actively engaged in helping our customers meet their carbon and methane emissions reduction goals.

For the long-term success of our Company, in 2019, we announced our commitment to reduce Scope 1 and 2 carbon dioxide equivalent emissions from our operations by 50% by 2030 and achieve carbon dioxide equivalent net-zero emissions by 2050. This strategic goal encompasses emissions from our operations (“Scope 1 and 2 carbon dioxide equivalent emissions”) in alignment with the Paris Accord and the specific recommendations of the United Nations (“UN”) Intergovernmental Panel on Climate Change’s Special Report on Global Warming of 1.5oC. In 2020, we reset our carbon emissions reduction base year for this goal from 2012 to 2019 to account for corporate changes, new acquisitions, divestitures, and to reflect changes in methodology in accordance with the Greenhouse Gas (“GHG”) Protocol.

We continue to make progress on emissions reductions. We reported in our 2023 Corporate Sustainability Report a 28.3% reduction in our Scope 1 and 2 carbon dioxide equivalent emissions as compared to our 2019 base year. This reduction was primarily due to implementing energy efficiency initiatives, facility consolidation, increasing electric power consumption from renewable energy sources, and improvements in our vehicle fleet, among other reasons. We plan to continue to employ a broad range of emissions reduction initiatives across manufacturing, supply chain, logistics, energy sourcing, and generation.

Our net-zero roadmap is based on nine key building blocks necessary to achieve net-zero Scope 1 and 2 carbon dioxide equivalent emissions by 2050. This includes defining and operationalizing our efforts for the enterprise transformation, implementing a comprehensive sustainable supply-chain framework, and continuing to innovate and advance our research and development of lower-carbon products and services.

Our reporting frameworks are informed by the standards most frequently referenced by our stakeholders, including the Task Force on Climate-related Financial Disclosure (“TCFD”) standards, the GHG Protocol, the Sustainability Accounting Standards Board (“SASB”) Oil & Gas Services Industry Standard, Extractives and Mineral Processing Sector, as well as other relevant sector standards.

Principles

Protecting people and the environment: At Baker Hughes, the health and safety of our employees is a top priority. We value the health and safety of our people and are dedicated to doing what’s right to safeguard our employees, customers, communities, and the environment. We aim to implement proactive programs designed to ensure safe and sustainable operations, meeting or exceeding global regulatory requirements.

Culture of Compliance: Integrity and compliance are foundational elements of our culture and business and serve to mitigate risk, foster a positive workplace culture and support long-term commercial success. We are committed to complying with all laws, regulations and ethical standards in letter and spirit. Integrity is a core value of Baker Hughes that is embodied throughout our global operations that creates an environment where doing the right thing is second nature. Our Code of Conduct sets high expectations for ethical behavior, and our global ethics and compliance program is designed to prevent and detect potential violations of law, our Code of Conduct, and other Company policies and procedures.

Privacy and Cybersecurity: We take cybersecurity and data privacy very seriously, and we are committed to individuals’ rights to data protection and privacy. We protect our digital systems and data through a wide-ranging cybersecurity management program, and we operate a comprehensive Cyber Fusion Center to coordinate resources, reduce incident response time, and shift toward a proactive cyber-defense model. We leverage the National Institute of Standards and Technology Cyber Security Framework to drive strategic direction and maturity improvement and engage third party security experts for risk assessments and program enhancements. Our Global Data Privacy Program is designed to ensure that personal data will be protected and handled in accordance with applicable law and applicable contractual obligations.

4 2025 Proxy Statement

Proxy Statement Summary

Sustainable Supply Chains: We are part of a broad global supply chain, and we source materials from many countries around the world. In addition to managing our own corporate sustainability performance, for the long-term success of our Company, we also have a desire to ensure that the suppliers we work with adhere to high standards. Our Supplier Integrity Guide governs our relationships with suppliers, contractors, consortium partners, and consultants. Our Supplier Social Responsibility Program is intended to set standards and monitor compliance with high standards of health, safety and environment (“HSE”) performance, ethics, compliance, and respect for human rights.

Additional information on our People, Planet and Principles can be found in our Corporate Sustainability Report located on our website. Information contained on or connected to our website, including our Corporate Sustainability Report, is not incorporated by reference into this Proxy Statement and should not be considered part of this Proxy Statement or any filing we make with the Securities and Exchange Commission (“SEC”).

Director nominee highlights

The ten director nominees, if elected, will serve a one-year term expiring at the 2026 Annual Meeting. Our priority is to bring together areas of expertise for the benefit of the Company and long-term shareholder value. We strive to maintain a Board that reflects diversity, varied knowledge and experiences, and relevant skills and personal qualities. Our candidates possess leadership skills, global business experience, and expertise in finance and the energy industry. More information about our director nominees may be found under “Proposal No. 1 – Election of Directors.”

			Committee Memberships

Name, Primary Occupation(1)	Age(2)	Director Since	AC	FC	GCR	HCC	Independent

Lorenzo Simonelli Chairman, President and CEO Baker Hughes Company	51	2017	N/A	N/A	N/A	N/A	No

W. Geoffrey Beattie * Chief Executive Officer Generation Capital	65	2017		●	●		Yes

Abdulaziz M. Al Gudaimi Former Executive Vice President Saudi Arabian Oil Company	62	2024			●	●	Yes

Gregory D. Brenneman Executive Chairman CCMP Capital Advisors, LLC	63	2017	●				Yes

Cynthia B. Carroll Former Chief Executive Officer Anglo American plc	68	2020	●				Yes

Michael R. Dumais Former Executive Vice President & Chief Transformation Officer Raytheon Technologies	58	2022		●	●		Yes

Shirley A. Edwards Former Partner EY (formerly Ernst & Young LLP)	64	2024	●			●	Yes

Ilham Kadri Chief Executive Officer Syensqo S.A.	56	2025(3)	●			●	Yes

John G. Rice(4) Former Chairman GE Gas Power	68	2017		●			Yes

Mohsen M. Sohi Chief Executive Officer Freudenberg SE	66	2023	●			●	Yes

● Member	Chair * Lead Independent Director

AC Audit Committee	FC Finance Committee	GCR Governance & Corporate Responsibility Committee
HCC Human Capital and Compensation Committee

(1)	Lynn L. Elsenhans has notified the Board of her decision not to stand for re-election at the 2025 Annual Meeting.
(2)	Ages listed are as of May 20, 2025.
(3)	Ilham Kadri is not a current director on the Board and will be a director on the Board effective May 1, 2025.
(4)	John G. Rice will be lead independent director of the Board effective May 1, 2025.

5

Proxy Statement Summary

Compensation highlights

Our executive compensation program is designed to attract, motivate, and retain our executives, including our named executive officers (each an “NEO”), who are critical to our long-term success. The program is designed to align with three core principles:

Align executive and shareholder interests	Provide a significant portion of total compensation that is performance-based and at risk	Attract and retain talented executives

Our executive compensation program emphasizes performance-based compensation tied to increases in Baker Hughes’ stock price and drives strategic imperatives. Approximately 90% of Mr. Simonelli’s target total compensation is performance-based and at risk, while the other NEOs have an average of 79% performance-based and at-risk compensation.

Key compensation decisions in 2024

The Company continued to reinforce market-aligned and pay-for-performance elements of its compensation programs.

2024 Compensation decisions

Approved selective NEO base salary increases for 2024, to align with the market.	Approved corporate funding for the 2024 annual bonus at 140% of target, with payouts ranging between 130% and 160% of target, and 2022 Performance Share Units (“PSUs”) at 166.82% of target.	Awarded annual long-term incentive grants with 60% Performance Share Unit (“PSUs”) weighting for the CEO with an emphasis on outperforming the market.

6 2025 Proxy Statement

Proposal 1 Election of directors

The Board of Directors recommends that you vote FOR each nominee.

In analyzing director nominations, the Governance & Corporate Responsibility Committee strives to recommend candidates for director positions who will create a collective membership on the Board with diverse background and experience. Candidates should demonstrate leadership, comprehend the role of a public company director, and exemplify relevant expertise, experience, and a substantive understanding of domestic and international considerations and geopolitics. The Governance & Corporate Responsibility Committee also looks for candidates who will help progress Baker Hughes’ strategy as an energy technology company and as a leader through the energy transition.

When analyzing whether directors and nominees have the experience, qualifications, attributes, and skills to enable the Board to satisfy its oversight responsibilities effectively in light of the Company’s business and structure, the Governance & Corporate Responsibility Committee and the Board assess the information summarized in each of the directors’ individual biographies set forth in this Proxy Statement as well as the director skills matrix. Ilham Kadri and each of the current directors, other than Lynn L. Elsenhans who has decided not to stand for re-election at the end of her current term, have been nominated for election by the Board upon recommendation by the Governance & Corporate Responsibility Committee and have decided to stand for election.

Ms. Elsenhans has notified the Company and the Board of her decision not to stand for re-election at the 2025 Annual Meeting. Ms. Elsenhans intends to serve on the Board through the date of the 2025 Annual Meeting, and her decision not to stand for re-election is not the result of any disagreement with the Company.

All directors who are elected at the Annual Meeting will serve for a one-year term expiring at the Annual Meeting expected to be held in May 2026; until his or her successor is elected and qualified; or until his or her earlier death, retirement, resignation, or removal. The proxy holders will vote FOR the ten persons listed below under “Company Nominees for Director,” unless contrary instructions are given.

If you sign your proxy card but do not give instructions with respect to the voting of directors, your shares will be voted FOR the ten persons recommended by the Board. If you wish to give specific instructions with respect to the voting of directors, you must do so with respect to each individual nominee.

7

Proposal 1 Election of Directors

Board highlights(1)

Our director nominees exhibit an effective mix of skills, experience, background, and perspective. Our Governance & Corporate Responsibility Committee is actively evaluating candidates and is committed to supporting diverse board membership.

INDEPENDENCE

9 of 10

directors are independent

RISK OVERSIGHT/CYBERSECURITY

100%

of directors have risk oversight/cybersecurity experience

ENVIRONMENTAL AND SAFETY

6 of 10

directors have environmental and safety, risk and regulatory experience

FINANCE AND ACCOUNTING

100%

of directors have finance and accounting experience

INDUSTRY AND OPERATIONAL EXPERIENCE

70%

of directors have industry and operational experience

1
1
3
TOTAL BOARD DIVERSITY
40%
Females
Chairs a standing committee
Racial/ethnic minority

AVERAGE AGE OF DIRECTOR NOMINEES

62

years of age

50s
60s

(1)	Does not include Lynn L. Elsenhans, who is not standing for re-election at the 2025 Annual Meeting.

8 2025 Proxy Statement

Proposal 1 Election of Directors

Board nominees for director

The following table sets forth each nominee director’s name, principal occupation and prior work experience, age, and year in which the nominee first became a director of the Company. Each nominee director has agreed to serve if elected.

Director nominees

W. Geoffrey Beattie Age: 65 | Ethnicity: Caucasian/White | Director since: 2017

Current Committees: Committees Effective May 1, 2025:	• Governance & Corporate Responsibility (Member); Finance (Member) • Governance & Corporate Responsibility (Member); Finance (Member)

Biography:

W. Geoffrey Beattie serves as the Lead Independent Director. Mr. Beattie has been the Chief Executive Officer of Generation Capital, a private investment company based in Toronto, Canada, since September 2013. He served previously as Chief Executive Officer of the Woodbridge Company Limited, a privately held investment company, and the majority shareholder of Thomson Reuters from March 1998 to December 2012, where he also served as Deputy Chairman from May 2000 to May 2013. Mr. Beattie currently serves as the Chairman of Relay Ventures, a Canadian venture capital firm. Mr. Beattie served as a director of Fiera Capital Corporation from 2018 to 2023 and a director of Maple Leaf Foods Inc. from 2008 to 2023.

Other Public Company Board Memberships in the Past Five Years:

None

Qualifications:

The Board believes Mr. Beattie’s qualifications to serve on the Board include his leadership experience as chief executive officer of two privately held investment companies, his investment experience as the majority shareholder of a publicly traded professional information provider, his service on several boards, and his technology and risk management expertise.

Abdulaziz M. Al Gudaimi Age: 62 | Ethnicity: Asian/Middle Eastern | Director since: 2024
Current Committees: Committees Effective May 1, 2025:	• Governance & Corporate Responsibility (Member); Human Capital and Compensation (Member) • Audit (Member; Audit Committee Financial Expert); Finance (Member)

Biography:

Mr. Al Gudaimi worked for Saudi Arabian Oil Company (“Aramco”) for over 38 years, where he held a series of increasingly senior positions and assumed leadership roles in several Aramco-affiliated ventures. In his last role, Mr. Al Gudaimi was Executive Vice President of Corporate Development from 2020 to 2022. He also served as Executive Vice President – Downstream, leading all Aramco downstream refining, chemicals, power, infrastructures, marketing & trading, and retail businesses units of Aramco, and for a time was CEO and President of Aramco Gulf Operation Company and the Director of Gas Venture Development. Mr. Al Gudaimi has also been appointed as a member of the The Consultative Assembly of Saudi Arabia, an advisory council to the King of Saudi Arabia. Mr. Al Gudaimi has served as a director of Banque Saudi Fransi since 2023 and served as a director of S-Oil Corp from 2017 to 2021.

Other Public Company Board Memberships in the Past Five Years:

None

Qualifications:

The Board believes Mr. Al Gudaimi’s qualifications to serve on the Board include his operational and leadership experience in the industries in which we operate, his experience in international markets, and his financial oversight experience as a former CEO.

9

Proposal 1 Election of Directors

Gregory D. Brenneman Age: 63 | Ethnicity: Caucasian/White | Director since: 2017

Current Committees: Committees Effective May 1, 2025:	• Finance (Chair); Audit (Member; Audit Committee Financial Expert) • Finance (Chair); Governance & Corporate Responsibility (Member)

Biography:

Greg Brenneman serves as the Executive Chairman of CCMP Capital Advisors, LP, a private equity firm since October 2016. Previously, he served as Chairman of CCMP from 2008 until October 2016 and as its President and Chief Executive Officer from February 2015 until October 2016. He is also Chairman and Chief Executive Officer of TurnWorks, Inc., a private equity firm focusing on corporate turnarounds, which he founded in 1994. Prior to joining CCMP, Mr. Brenneman led restructuring and turnaround efforts at Quiznos, Burger King Corporation, PwC Consulting, a division of PricewaterhouseCoopers (“PwC”), and Continental Airlines, Inc. that resulted in improved customer service, profitability and financial returns.

Other Public Company Board Memberships in the Past Five Years:

•   Hayward Holdings, Inc. (2021 – 2023)

•   The Home Depot, Inc. (2000 – present)

•   Ecovyst Inc. (2014 – 2022)

Qualifications:

The Board believes Mr. Brenneman’s qualifications to serve on the Board include his experience in several executive and leadership roles in the private equity space, his service on other public company boards, and his finance, investment, global business, and human resources expertise.

Cynthia B. Carroll Age: 68 | Ethnicity: Caucasian/White | Director since: 2020
Current Committees: Committees Effective May 1, 2025:	• Human Capital and Compensation (Chair); Audit (Member; Audit Committee Financial Expert) • Human Capital and Compensation (Chair); Governance & Corporate Responsibility (Member)

Biography:

Cynthia Carroll was the Chief Executive Officer of Anglo American plc from 2007 to 2013. Ms. Carroll worked for Alcan Aluminum Corporation from 1989 to 2006, serving as the Chief Executive Officer for Primary Metal Group, Alcan’s core business from 2002 to 2006 and President of the Bauxite, Alumina and Specialty Chemicals division from 1998 to 2001. She served in other various management and leadership positions from 1989 to 2001. She started her career in 1982 as a geologist working for Amoco Production Company. Ms. Carroll has served as a director of Glencore plc since 2021 and served on the board of Hitachi, Ltd. from 2013 to 2024.

Other Public Company Board Memberships in the Past Five Years:

•   Pembina Pipeline Corporation (2020 – present)

•   Century Aluminum Company (2020 – 2021)

Qualifications:

The Board believes Ms. Carroll’s qualifications to serve on the Board include her leadership and financial experience as a former chief executive officer of a global mining company, her comprehensive industry knowledge, her service on several public company boards, and her environmental, sustainability, technology, and operational expertise.

10 2025 Proxy Statement

Proposal 1 Election of Directors

Michael R. Dumais Age: 58 | Ethnicity: Caucasian/White | Director since: 2022
Current Committees: Committees Effective May 1, 2025:	• Governance & Corporate Responsibility (Member); Finance (Member) • Governance & Corporate Responsibility (Chair); Finance (Member)

Biography:

Michael Dumais was the Executive Vice President and Chief Transformation Officer of Raytheon Technologies from January 2021 until March 2022. He held senior roles including Executive Vice President of Strategy, Executive Vice President of Operations and Senior Vice President of Strategy at Raytheon Technologies and its predecessor company United Technologies Corporation from 2015 until 2021. Mr. Dumais was the President of United Technologies’ Hamilton Sundstrand Division and Co-President of its Aerospace Systems Division from 2011 until 2015. He also served on the Board of the National Association of Manufacturers from 2018 until 2022.

Other Public Company Board Memberships in the Past Five Years:

None

Qualifications:

The Board believes Mr. Dumais’ qualifications to serve on the Board include his leadership experience in several executive roles at a multinational company, his experience in implementation and technology transformations, and his finance, investment, operational, risk management, environmental, and human resources expertise.

Shirley A. Edwards Age: 64 | Ethnicity: Caucasian/White | Director since: 2024
Current Committees: Committees Effective May 1, 2025:	• Audit (Member; Audit Committee Financial Expert); Human Capital and Compensation (Member) • Audit (Member; Audit Committee Financial Expert); Human Capital and Compensation (Member)

Biography:

Shirley Edwards had a 20-year career at EY (formerly Ernst & Young LLP), most recently serving as Global Client Service Partner from 2017 to 2022. During her tenure, she served in both global operational leadership and client serving roles. This included profit and loss ownership and accountability for EY’s nearly $4 billion assurance practice spanning 20 countries across the Americas with 10 regions and over 20,000 professionals, as well as leading client service delivery and people strategy for audit, forensics and financial accounting and advisory services across the Americas. She graduated from Virginia Tech with a BS in Accounting and is a CPA.

Other Public Company Board Memberships in the Past Five Years:

•   Solventum Corp. (2024 – present)

•   Appian Corp. (2022 – present)

Qualifications:

The Board believes Ms. Edward’s qualifications to serve on the Board include her leadership experience in various executive roles, and her finance, risk management, sustainability, client service delivery, people strategy, and human resources expertise.

11

Proposal 1 Election of Directors

Ilham Kadri Age: 56 | Ethnicity: Caucasian/White | Director effective as of May 1, 2025
Committees Effective May 1, 2025:	• Audit (Member; Audit Committee Financial Expert); Human Capital and Compensation (Member)

Biography:

Dr. Ilham Kadri has served as Chief Executive Officer of Syensqo S.A. since December 2023, when the Solvay Group separated into two distinct companies: Solvay S.A. and Syensqo S.A. Prior to this separation, Dr. Kadri was Chief Executive Officer of Solvay S.A. from 2019 to December 2023. Prior to Solvay S.A., she was Chief Executive Officer and President of Diversey, Inc., having led the company’s spin off and divestiture to Bain Capital. Dr. Kadri has extensive leadership experience across a variety of industries on four continents and with leading industrial multinationals, including Shell plc, UCB, Huntsman Corporation, Dow Chemical Company and Sealed Air Corporation. Dr. Kadri has served as a director of L’Oréal S.A. since 2021.

Other Public Company Board Memberships in the Past Five Years:

•   A.O. Smith Corporation (2016 – present)

Qualifications:

The Board believes Dr. Kadri’s qualifications to serve on the Board include her leadership and financial experience as a chief executive officer of a multinational materials company, her extensive international experience (having held executive leadership roles in Europe, the U.S., the Middle East and Africa), her industry knowledge, her service on other public company boards, and her operational, risk management, cybersecurity, environmental, and sustainability expertise.

John G. Rice Age: 68 | Ethnicity: Caucasian/White | Director since: 2017
Current Committees: Committees Effective May 1, 2025:	• Audit (Chair; Audit Committee Financial Expert); Finance (Member) • Governance & Corporate Responsibility (Member); Human Capital and Compensation (Member)

Biography:

John Rice served as Chairman of GE Gas Power from December 2018 through August 2020. He was previously Vice Chairman, GE until March 2018 and Chief Executive Officer, GE Global Growth Organization from November 2010 until December 2017. He served in other various leadership positions across GE, including Vice Chairman, GE, President and Chief Executive Officer of GE Technology Infrastructure from 2007 until November 2010, Vice Chairman of GE’s industrial and infrastructure businesses from 2005 until 2007, and President and Chief Executive Officer of GE Energy from 2000 until 2005. Mr. Rice served on the board of Li & Fung Limited from 2018 to 2020.

Other Public Company Board Memberships in the Past Five Years:

•   American International Group, Inc. (AIG) (2022 – present)

Qualifications:

The Board believes Mr. Rice’s qualifications to serve on the Board include his extensive leadership experience in a number of leadership roles at companies working in global energy and infrastructure markets, his global business experience, his service on other public company boards and his finance, investment, operations, technology, and human resources expertise.

12 2025 Proxy Statement

Proposal 1 Election of Directors

Lorenzo Simonelli Age: 51 | Ethnicity: Caucasian/White | Director since: 2017
Committees:	• N/A

Biography:

Lorenzo Simonelli has been the Chairman of the Board of Directors of the Company since October 2017, and a Director, President and Chief Executive Officer of the Company since July 2017. Before joining the Company in July 2017, Mr. Simonelli was Senior Vice President, GE and President and Chief Executive Officer, GE Oil & Gas from October 2013 to July 2017. Before joining GE Oil & Gas, he was the President and Chief Executive Officer of GE Transportation from July 2008 to October 2013. Mr. Simonelli joined GE in 1994 and held various finance and leadership roles from 1994 to 2008. Mr. Simonelli has served as a director of Iveco Group N.V. since 2021.

Other Public Company Board Memberships in the Past Five Years:

•   CNH Industrial N.V. (2019 – 2021)

•   C3.ai, Inc. (2020 – 2021)

Qualifications:

The Board believes Mr. Simonelli’s qualifications to serve on the board include his extensive leadership experience in business and operational decisions during his tenure as Chief Executive Officer of Baker Hughes in addition to his experience in the oil and gas industry and his financial, investor, technology, sustainability, and risk management expertise.

Mohsen M. Sohi Age: 66 | Ethnicity: Caucasian/White | Director since: 2023
Current Committees: Committees Effective May 1, 2025:	• Audit (Member; Audit Committee Financial Expert); Human Capital and Compensation (Member) • Audit (Chair; Audit Committee Financial Expert); Finance (Member)

Biography:

Dr. Mohsen Sohi has served as the Chief Executive Officer of Freudenberg and Co. since July 2012. From April 2010 to June 2021, Dr. Sohi served as Managing Partner of Freudenberg and Co. Dr. Sohi served as President and Chief Executive Officer of Freudenberg-NOK, a privately-held joint venture partnership between Freudenberg Group and NOK Corp. of Japan from March 2003 through March 2010. Prior to Freudenberg, Dr. Sohi was with NCR Corporation as the Senior Vice President, Retail Solutions Division from January 2001 to February 2003. Prior to NCR, Dr. Sohi was with Honeywell International Inc. and its pre-merger constituent, Allied Signal, Inc., for 14 years in positions of increasing leadership and lastly serving as President of Honeywell Electronic Materials from July 2000 to January 2001.

Other Public Company Board Memberships in the Past Five Years:

•   STERIS plc (2005 – present)

Qualifications:

The Board believes Dr. Sohi’s qualifications to serve on the Board include his leadership experience in various executive roles at multinational conglomerate and consulting companies, his extensive experience in the technology industry, and his finance, operational, risk management, human resources, environmental, and sustainability expertise.

As of April 1, 2025, three of our 10 directors identified as female, and one of our 10 directors identified as a racial/ethnic minority. Lynn L. Elsenhans has notified the Board of her decision not to stand for re-election at the 2025 Annual Meeting, and Ilham Kadri’s appointment to the Board will be effective as of May 1, 2025. Immediately after the 2025 Annual Meeting, assuming that all director nominees are elected, the total number of directors on the Board will be ten, with 30% female directors and 10% ethnically diverse directors.

13

Proposal 1 Election of Directors

Director skills and experience matrix

Skills and Experience

Leadership	●	●	●	●	●	●	● ∎	●	●	● ∎	●

Finance and Accounting	●	● ▲	● ▲	●	●	● ▲	●	●	●	●	●

Investor	●	● ▲	● ▲	●	●		●	●	●	●	●

Industry and Operations	● t			● t	● t		● t	● t	● t	● t	● t

Technology	●	●		●	●	●		●	●	●	●

Risk Oversight/Cybersecurity	●	●	●	●	●	●	●	●	●	●	●

Global	●	●	●	●	●	●	●	●	●	●	●

Environmental and Safety	●			●	●		●	●		●	●

Prior BOD Experience	●	●	●	●		●	●	●	●	●	●

HR and Talent Development	●	●	●	●	●	●	●	●	●	●	●

Legal and Corporate Governance	●	●	●	●	●	●	●	●	●	●	●

Independent	●	●	●	●	●	●	●	●	●		●

Sustainability	●		●	●	●	●	●	●		●	●

t	Denotes particular expertise in the energy or technology industry
▲	Denotes formal service in a financial or investment role
∎	Denotes public company CEO experience

(1)

Lynn L. Elsenhans has notified the Board of her decision not to stand for re-election at the 2025 Annual Meeting, and Ilham Kadri’s appointment to the Board will be effective as of May 1, 2025. Immediately after the 2025 Annual Meeting, assuming that all director nominees are elected, the total number of directors on the Board will be ten.

14 2025 Proxy Statement

Proposal 1 Election of Directors

Skills and Experience	Application to the Company	%(1)

Leadership	Business and strategic management experience from service in significant leadership position, such as a CEO, CFO or other senior leadership position	100%

Finance and Accounting	Understanding of finance and financial reporting processes	100%

Investor	Overseeing investments and decisions	91%

Industry and Operations	Operational experience in the industries in which Baker Hughes operates	73%

Technology	Developing and investing in new technologies and ideas	82%

Risk Oversight/Cybersecurity	Understanding significant risks facing companies, including cybersecurity	100%

Global	Non-U.S. businesses and cultures through living or working outside of the U.S.	100%

Environmental and Safety	Safety and environmental regulations	64%

Prior BOD Experience	Service on other public company boards (including public companies outside of the U.S.)	91%

HR and Talent Development	HR and talent development to obtain the most qualified and satisfied employees	100%

Legal and Corporate Governance	Legal and corporate governance issues in which public companies must abide	100%

Independent	Satisfies the independence requirements of Nasdaq and the SEC	91%

Sustainability	Experience in sustainability matters	82%

(1)	Includes all director nominees and current directors.

15

Proposal 1 Election of Directors

Election and resignation policy

Size and term of Board

Under the provisions of the Fourth Amended and Restated Certificate of Incorporation, dated May 13, 2024 (the “Certificate of Incorporation”), and the Sixth Amended and Restated Bylaws of the Company, dated February 1, 2024 (the “Bylaws”), the total number of directors constituting the Board may be fixed from time to time by resolution of the Board. The total number of directors as determined by the Board is presently ten.

Each director will serve for a term of one year, ending on the date of the next Annual Meeting of Shareholders following the date of such director’s election or appointment; provided that the term of each director will continue until the election and qualification of his or her successor, subject to his or her earlier death, resignation, disqualification, or removal.

Shareholder nominations of directors

Shareholders may also propose nominees for consideration by the Governance & Corporate Responsibility Committee by submitting the names and other supporting information required under the Company’s Bylaws to:

Attn: Corporate Secretary

Baker Hughes Company

575 N. Dairy Ashford Road, Suite 100

Houston, Texas 77079

Resignation and removal

Any director may resign by delivering a resignation in writing or by electronic transmission to the Company at its principal office or to the Chairman of the Board, the Chief Executive Officer, or the Vice President and Corporate Secretary. Such resignation will be effective upon delivery unless it is specified to be effective at some later time or upon the happening of some later event. Our Governance Principles provide that each incumbent director being nominated for further service on the Board submit an irrevocable resignation letter that becomes effective if (1) the director does not receive a majority of the votes cast “FOR” with respect to that nominee’s election in an election that is not a contested election; and, (2) thereafter the Board accepts that resignation. The Governance & Corporate Responsibility Committee will have the right to fill any vacancy resulting from the death, resignation, retirement, disqualification, or removal from office or other cause for any director.

Board term limits and retirement age

The Board has a 15-year term limit for all directors, other than the Company’s CEO. Additionally, with limited exceptions, directors will not be nominated for election to the Board after his or her 75th birthday. The full Board may nominate director candidates who have served past the 15-year term limit or the retirement age in special circumstances.

16 2025 Proxy Statement

Proposal 1 Election of Directors

Process for identifying and adding new directors

The Governance & Corporate Responsibility Committee identifies, screens, and recommends director candidates for nomination to the Board. Candidates are evaluated in light of the then-existing composition of the Board and the background and areas of expertise of existing directors and potential nominees.

17

Proposal 1 Election of Directors

Director education

Our director education program assists Board members in fulfilling their responsibilities. This year, we formalized a director training plan that provides our directors with the opportunity to receive training from subject matter experts on various topics that are of importance to our company and shareholders, including, for example on artificial intelligence, sustainability and cybersecurity. The Board also periodically holds board meetings at facilities or other sites important to the business where directors engage with employees in a more informal setting. Directors are additionally encouraged to attend third-party educational programs and training.

Board evaluation

Board and Committee evaluations play a critical role in ensuring the effective functioning of our Board. It is important to review Board, Committee, and director performance and to solicit and act upon feedback received from each member of our Board. Our Lead Independent Director, in coordination with the Chair of the Governance & Corporate Responsibility Committee, manages and has oversight over the Board evaluation process.

Step 1
The Board and each of its committees perform an annual self-evaluation, which may be facilitated by an external governance expert selected by the Board.
Step 2
Assessments focus on the effectiveness and dynamics of the Board and its committees.
Step 3
Responses are collected, anonymized, and a summary of findings is shared with the Lead Independent Director and respective committee Chairs.
Step 4
Feedback is discussed at the Board and committee levels to continuously improve operations and effectiveness.

The Board evaluation process considers the following topics:

• General board practices, including fostering a culture that promotes candid discussion

• The adequacy, number, and length of Board and committee meetings

• Suggestions for new skills and experiences for potential future candidates

• Peer Review

• The Board’s access to Company executives and operations

• Committee effectiveness

• Adequacy of information received, including access to non-management resources

• The quality and scope of materials distributed in advance of the meeting

• The promotion of rigorous decision-making by the Board and the committees

• The strategic planning process

• The overall function of the Board and its committees

• Technology use

18 2025 Proxy Statement

Corporate governance

The Company’s Board believes the purpose of corporate governance is to maximize shareholder value in a manner consistent with legal requirements and the highest standards of integrity. The Board has adopted and adheres to corporate governance practices, which the Board and management believe promote this purpose, are sound, and represent best practices. The Board periodically reviews these governance practices, Delaware law (the state in which the Company is incorporated), the rules and listing standards of Nasdaq and SEC regulations, as well as best practices suggested by recognized governance authorities. The Governance Principles are posted under the “Investors-Company Information-Corporate Governance” section of the Company’s website at www.bakerhughes.com and are also available upon request to the Company’s Corporate Secretary. Neither these documents nor the website are incorporated by reference to this Proxy Statement.

CORPORATE GOVERNANCE HIGHLIGHTS

BOARD STRUCTURE AND INDEPENDENCE	Board diversity relative to skills and experiences
Range of tenures ensures balance between historical experience and fresh perspectives
Skills and background aligned to our strategic direction
90% of director nominees are independent
Lead Independent Director, with expanded responsibilities, including formal responsibilities relative to Board evaluation processes
Lead Independent Director empowered to call special Board meetings at any time for any reason

STRONG CORPORATE GOVERNANCE PRACTICES	Annual election of directors
All members of all committees are independent directors
Annual Board assessment to enable adequate Board refreshment and appropriate evolution of Board skills, experience, and perspectives; results shared and discussed in executive session
Mandatory director retirement age of 75 and 15-year term limits, with limited exceptions
Active board engagement in managing talent and long-term succession planning for executives and directors

Robust shareholder engagement with independent director participation

No pledging or hedging of Company stock by executive officers and directors

Significant stock ownership requirements for executive officers and directors

Comprehensive director on-boarding program

Ownership structure

The Company was formed in July 2017 as the result of a combination between Baker Hughes Incorporated (“BHI”) and the oil and gas business (“GE O&G”) of General Electric Company (“GE”) (the “Transactions”). As a result of the Transactions, substantially all of the business of GE O&G and BHI was transferred to a subsidiary of the Company, Baker Hughes Holdings LLC (“BHH LLC”). GE previously held its voting interest through our Class B Common Stock and its economic interest through a corresponding number of units of BHH LLC. In December 2022, GE exchanged all of its Class B Common Stock and equity interests representing its economic interests in BHH LLC for shares of our Common Stock. There were no shares of our Class B Common Stock outstanding as of December 31, 2022. Following the exchange and GE’s exit from its ownership position in the Company, the Stockholders Agreement (the “Stockholders Agreement”) between GE and the Company was terminated and in March 2023, the Board updated the Company’s governance documents, policies, and procedures to eliminate requirements relevant to the period when the Company was affiliated with GE, including those related to approval of related party transactions as discussed below.

Board attendance

During the fiscal year ended December 31, 2024, the Board held 6 meetings. Each director attended more than 80% of the total number of meetings of the Company’s Board and of the respective Committees on which he or she served. It is the Company’s policy to request and encourage all of the Company’s directors and nominees for election as directors to attend the Annual Meeting. Each director who was on the Board as of the time of the 2024 Annual Meeting attended the 2024 Annual Meeting.

19

Corporate Governance

Director independence

The Board has adopted Governance Principles and charters for the Audit Committee, Human Capital and Compensation Committee and the Governance & Corporate Responsibility Committee that include independence requirements for directors to assist it in determining director independence. These requirements conform to the independence requirements set forth in Nasdaq listing standards and SEC rules. In addition to applying these requirements, the Board considers all relevant facts and circumstances in making an independence determination. The Board has determined that all the nominees for election at this Annual Meeting other than Mr. Simonelli meet these independence requirements and that all members of these committees meet the relevant committee independence requirements.

When considering the independence of Mohsen M. Sohi, the Board recognized that Dr. Sohi serves as the Chief Executive Officer of Freudenberg and Co. (“Freudenberg”), a company that enters into purchase and sale transactions with us from time to time that may exceed $120,000 in the aggregate annually. The Board also considered that such transactions have historically been made in the ordinary course by each of the Company and Freudenberg with terms in line with those offered to other third parties. Additionally, our Governance & Corporate Responsibility Committee has determined that Dr. Sohi has no direct or indirect material interest in these transactions. Freudenberg has publicly announced that Dr. Sohi is retiring as its Chief Executive Officer on June 30, 2025.

When considering the independence of Cynthia B. Carroll, the Board noted that Ms. Carroll’s son is employed by us. He is not one of our executive officers, and his 2024 compensation did not require disclosure as a related person transaction. He is emancipated and does not share Ms. Carroll’s household and our Governance & Corporate Responsibility Committee has determined that Ms. Carroll does not have a direct or indirect material interest in his compensation.

The Board’s leadership structure

Our Governance Principles require the election of a Lead Independent Director who leads meetings of the independent directors and regularly meets with the Chairman/CEO for a discussion of matters arising from these meetings.

Lead independent director duties:

W. Geoffrey Beattie Lead Independent Director(1)

•  reviews the agenda, schedule, and information sent to the directors for Board meetings

•  works with the Chairman/CEO to propose an annual schedule of major discussion items

•  leads meetings of the independent directors and regularly meets with the Chairman/CEO for a discussion of matters arising from these meetings

•  develops and leads the Board evaluation process

•  calls additional meetings of the independent directors or the entire Board as deemed appropriate

•  provides leadership to the Board if circumstances arise in which the role of the Chairman/CEO may be, or may be perceived to be, in conflict

•  serves as a liaison on Board-related issues between the Chairman/CEO and the independent directors

•  develops and leads the Chairman evaluation process

The Board has determined that the current structure, with a combined CEO and Chairman of the Board and a Lead Independent Director, is in the best interests of the Company and our shareholders. The combined role of CEO and Chairman provides an effective balance between management of the Company and director participation in our board process and allows for management to focus on the execution of our strategic and business plans. As indicated above, our Lead Independent Director was elected by the independent Board members and has a clear set of comprehensive duties that provide an effective check on management.

(1)	John G. Rice will be lead independent director of the Board effective May 1, 2025.

20 2025 Proxy Statement

Corporate Governance

Committees of the board

The Board of Directors has an Audit Committee, a Human Capital and Compensation Committee, a Governance & Corporate Responsibility Committee, and a Finance Committee. The charter for each committee has been posted and is available for public viewing under the “Investors-Company Information-Corporate Governance” section of the Company’s website at www.bakerhughes.com and is also available upon request to the Company’s Corporate Secretary. Neither the charters nor the website are incorporated by reference to this Proxy Statement.

Audit Committee Number of Meetings in 2024: 5
John G. Rice Chairperson(1)

The responsibilities of the Audit Committee include:

•	assisting the Board in overseeing matters relating to the accounting and reporting practices of the Company;

•	reviewing the adequacy of the Company’s internal controls and other financial controls;

•	reviewing the quarterly and annual financial statements of the Company;

•	reviewing the performance of the Company’s internal audit function;

•	reviewing and pre-approving the current year audit and non-audit services;

•	overseeing the Company’s compliance programs related to legal and regulatory requirements;

•	selecting and hiring the Company’s independent registered public accounting firm; and

•

monitoring and discussing with management the Company’s risk assessment and risk management policies and processes, including risks related to financial reporting, cybersecurity, artificial intelligence and compliance.

The Audit Committee shall have at least three directors. The Board has determined that each member of the Audit Committee is independent and financially literate and that each of the Audit Committee members are qualified as an “audit committee financial expert” within the meaning of the rules and regulations promulgated by the SEC and under applicable provisions of the Nasdaq listing standards.

To promote independence of the audit, the Audit Committee consults separately and jointly with the Company’s independent registered public accounting firm, the internal auditors, and management.

(1)	Mohsen M. Sohi will be Chairperson of the Audit Committee effective May 1, 2025.

Finance Committee Number of Meetings in 2024: 4
Gregory D. Brenneman Chairperson

The responsibilities of the Finance Committee include:

•	reviewing the Company’s financial and investment policies;

•	reviewing the Company’s capital structure and financing requirements;

•	reviewing the principal terms and conditions of significant proposed borrowings and issuances of debt or equity securities;

•	reviewing the Company’s annual capital plan and plans for capital expenditures and significant capital investments;

•	reviewing the Company’s principal treasury, banking and finance matters;

•	overseeing the Investor Relations program;

•	reviewing the Company’s dividend policy and share repurchase program; and

•	reviewing the adequacy of the Company’s insurance and self-insurance programs.

The Finance Committee shall have at least three directors. The Board has determined that each member of the Finance Committee is independent.

21

Corporate Governance

Governance & Corporate Responsibility Committee Number of Meetings in 2024: 5
Lynn L. Elsenhans Chairperson(1)

The responsibilities of the Governance & Corporate Responsibility Committee include:

•	identifying qualified individuals to become Board members;

•	determining the composition of the Board and its committees;

•	monitoring a process to assess Board effectiveness;

•	reviewing and implementing the Company’s Governance Principles;

•	overseeing Health, Safety, & Environment compliance;

•	overseeing and monitoring risks related to the Company’s governance structure and processes, geopolitical risks and risks arising from related party transactions; and

•

monitoring and discussing the Company’s positions on sustainability, corporate social responsibilities, and public issues of significance which affect investors and other key stakeholders, and reviewing the annual Corporate Sustainability Report.

The Governance & Corporate Responsibility Committee shall have at least three directors. The Board has determined that each member of the Governance & Corporate Responsibility Committee is independent.

(1)	Michael R. Dumais will be Chairperson of the Governance & Corporate Responsibility Committee effective May 1, 2025.

Human Capital and Compensation Committee Number of Meetings in 2024: 5
Cynthia B. Carroll Chairperson

The responsibilities of the Human Capital and Compensation Committee include:

•	establishing the Company’s general compensation philosophy in consultation with senior management;

•	assisting the Board in developing and evaluating potential candidates for executive positions and developing executive succession plans;

•	overseeing the Company’s diversity and belonging practices;

•	overseeing and monitoring risks related to incentive compensation practices;

•	reviewing and approving the corporate goals and objectives of the compensation of the CEO and determining, or recommending to the Board to determine, the CEO’s annual compensation;

•

reviewing and approving the evaluation process and compensation structure for the other senior officers and determining, or recommending to the Board to determine, the compensation of such senior officers, based on initial recommendations from the CEO;

•	recommending to the Board compensation for non-employee directors;

•	overseeing any clawback policy allowing the Company to recoup compensation paid to employees;

•	reviewing the Company’s equity incentive compensation and other stock- or cash-based plans; and

•	recommending changes in such plans to the Board, reviewing levels of stock ownership by officers, and evaluating incentive compensation arrangements.

The Human Capital and Compensation Committee shall have at least three directors. The Board has determined that each member of the Human Capital and Compensation Committee is independent.

Among other responsibilities, the Human Capital and Compensation Committee is responsible for reviewing incentive compensation arrangements to confirm that incentive pay does not encourage unnecessary risk-taking and to review and discuss, at least annually, the relationship between risk management policies and practices, corporate strategy, and senior executive compensation to assess whether any such risk is reasonably likely to have a material adverse effect on the Company. The Company’s stock ownership guidelines established by the Board also serve to mitigate compensation-related risks. During fiscal year 2024, the Human Capital and Compensation Committee determined the Company’s compensation policies and practices for employees were not reasonably likely to have a material adverse effect on the Company.

22 2025 Proxy Statement

Corporate Governance

Risk oversight

We face a myriad of risks including operational, financial, strategic, and reputational risks that affect every segment of our business. The Board is actively involved in the oversight and monitoring of these risks in several ways. Each committee of the Board is responsible for the oversight of certain areas of risk that pertain to that committee’s area of focus and receives regular updates at committee meetings throughout the year from management on each risk.

We have an enterprise risk management program that includes the identification of a broad range of risks that affect the Company, their probabilities and severity, and incorporates a review of the Company’s approach to managing and prioritizing those risks based on input from the officers responsible for the management of those risks. Enterprise Risk Management is a continuous exercise at Baker Hughes. Annually, we seek input from each business segment and functional leaders to refresh existing risks and identify new or emerging risks (including sustainability and climate-related risks) that have enterprise-wide impact. This process spans from identifying, categorizing, and rating the risks based on reputational, operational, regulatory impact, financial impact, likelihood, and existing controls for risk mitigation. Proposed mitigation action plans are then created based on identified gaps and assigned to executive leadership for accountability and execution. These actions and key risk indicators are regularly reviewed by the executive leadership team. A selection of the top risks is also reviewed with our Board at each regularly scheduled meeting.

The Board’s Role in Risk Oversight

The Board oversees all operational, financial, strategic, and reputational risks with oversight of specific risks undertaken with the committee structure including:

Audit Committee

• risks related to financial and other regulatory reporting

• risks related to cybersecurity, privacy, artificial intelligence and technology

• risks related to complex projects

• risks related to internal controls, compliance, and legal matters, including third-party risk management and complaints from whistleblowers

Finance Committee

• financial risk exposure

• risks related to the adequacy of the Company’s insurance coverage

• risks related to investment activities

Governance & Corporate Responsibility Committee

• risks related to HSE and sustainability matters, including greenhouse gas emissions and climate change

• risks related to a changing regulatory environment

• risks related to public policy and political activities

• risks related to geopolitical events

Human Capital and Compensation Committee

• risks related to compensation practices

• risks related to CEO and management succession

• risks related to human capital management, including talent recruitment and retention

23

Corporate Governance

Board and committee oversight of environmental, social, and governance matters

Our Board recognizes that striving to operate responsibly – minimizing the environmental impact of our operations, fostering employee engagement, and respecting human rights by creating an environment of respect, integrity, and fairness for our employees and customers wherever we do business – is fundamental to the long-term success of our Company. The Board and committees oversee significant sustainability topics as follows:

BOARD OF DIRECTORS Oversight of energy transition strategy and initiatives

AUDIT COMMITTEE	FINANCE COMMITTEE	GOVERNANCE & CORPORATE RESPONSIBILITY COMMITTEE	HUMAN CAPITAL AND COMPENSATION COMMITTEE
• Sustainability disclosures in SEC filings • Compliance program, including human rights concerns • Cybersecurity • Supplier audit program	• Sustainability Investments • Investor Relations

•  Corporate Sustainability Report

•  Sustainability reporting standards/metrics

•  HSE program

•  Social responsibility

•  Policy/regulatory updates

•  Charitable giving

•  Political contributions

•  Board composition and governance

• Diversity and belonging • Talent planning/culture for energy transition • Competitive benefits and compensation • Talent retention • Succession planning • Training and development

Sustainability Oversight

As noted in the table above, the Board has charged the Governance & Corporate Responsibility Committee with oversight responsibility of the Company’s environmental matters as well as assessing its sustainability strategy and initiatives, including the publication of our Corporate Sustainability Report. The Governance & Corporate Responsibility Committee receives regular reports from management on the Company’s environmental and sustainability priorities and risks, including progress on our emission reduction goals and execution, our Environmental, Social and Governance (“ESG”) reporting frameworks, ESG ratings, and execution of our sustainability strategy.

Cybersecurity Oversight

Cybersecurity risk management processes are an integral part of risk management at Baker Hughes. The Board appreciates the rapidly evolving nature of threats presented by cybersecurity incidents and is committed to the prevention, timely detection, and mitigation of the effects of any such incidents on the Company and our stakeholders. Our Board is actively engaged in the oversight of our cybersecurity program.

•

Our Audit Committee receives reports on the Company’s cybersecurity program and developments from our Chief Information Officer (reports to the CEO) and Chief Information Security Officer (reports to the CIO) at each of our regular meetings, which occur five times a year. These reports include analyses of recent cybersecurity threats and incidents across the industry, as well as a review of our own security controls, assessments and program maturity, and risk mitigation status;

•

We have a cross-functional approach to addressing cybersecurity risk, with digital technology, legal, and the corporate audit functions presenting to the Audit Committee on key cybersecurity topics; and

•	On at least an annual basis, the full Board receives a comprehensive cybersecurity review.

We leverage the National Institute of Standards and Technology Cyber Security Framework to drive strategic direction and maturity improvement and engage third party security experts for risk assessments and program enhancements. We also maintain information security risk insurance coverage. The Company has not experienced a material cybersecurity breach.

We also include multi-domain cybersecurity training as part of our required annual training program. In addition, training and awareness is integrated and continues throughout the year, utilizing various delivery methods such as phishing campaigns, live training sessions, and informational articles.

24 2025 Proxy Statement

Corporate Governance

Human Capital Management Oversight

Attracting, developing, retaining, and inspiring the best people globally is crucial to all aspects of our business, and the Board believes that the Company’s strong ethical leadership grounded in the values expressed in our Code of Conduct is central to the Company’s long-term success. To that end, the Board and its committees are actively engaged in overseeing the Company’s human capital management strategy. The Human Capital and Compensation Committee assists the Board in discharging its oversight responsibility for the Company’s human capital management matters, including its diversity and belonging initiatives, talent development, and corporate culture, among other programs. Management provides regular updates to the Human Capital and Compensation Committee on human capital management strategy and programs, and the Board is kept apprised of any developments in these areas.

The Human Capital and Compensation Committee considers the impact of our executive compensation program and the incentives created by compensation awards on Baker Hughes’ overall risk profile. It also oversees management’s annual assessment of compensation risk arising from our compensation policies and practices.

CEO and senior management succession planning

Our Human Capital and Compensation Committee monitors and reviews and our Board oversees management succession planning and talent development. At each committee meeting during the year, the Human Capital and Compensation Committee is engaged on the topics related to leadership and talent development, with one meeting dedicated to an in-depth review of succession planning for key executive officer roles, including the CEO. The succession plans are reviewed with the full Board at least annually. The Board also reviews succession planning in the context of our overall business strategy. Potential leaders are visible to Board members through formal presentations and informal events to allow directors to personally assess candidates.

Our Board also establishes steps to address emergency CEO succession planning in extraordinary circumstances. Our emergency CEO succession planning is intended to enable our Company to respond to unexpected emergencies and minimize potential disruption or loss of continuity to our Company’s business and operations.

Shareholder engagement

Our directors and management recognize the benefits that come from robust dialogue with shareholders and other relevant stakeholders. We maintain an ongoing, proactive communication effort with our shareholders through our Investor Relations team as well as an integrated outreach program that includes our Chief Sustainability Officer, Corporate Secretary’s office, and Executive Compensation and Investor Relations teams. This group engages with our shareholders, and, in consultation with our Board, thoughtfully adopts and applies developing practices in a manner that best supports our business and our culture.

Ahead of annual meeting, conduct engagement with investors that have expressed any concerns or questions over ballot items and proxy statement

Review annual meeting results, determine any next steps and plan for post-annual meeting shareholder engagement

Conduct general engagement to update shareholders and gather feedback on strategy, sustainability matters, executive compensation, and governance changes

Provide feedback to the Board and incorporate input from shareholder meetings into annual meeting planning

25

Corporate Governance

TOTAL INVESTOR OUTREACH FOLLOWING OUR 2024 ANNUAL MEETING Invited at least the top twenty shareholders of our outstanding Common Stock to engage with our team.

  BROAD RANGE OF ENVIRONMENTAL, SOCIAL, GOVERNANCE,

  AND COMPENSATION TOPICS, INCLUDING:

•   Business strategy and execution

•   Sustainability reporting standards

•   Diversity and belonging

•   Emissions reduction progress and environmental performance

•   Compensation practices

•   Risk oversight

•   Board skills, diversity, and refreshment

•   Board governance framework

Shareholder communications with the Board of Directors

To provide the Company’s shareholders and other interested parties with a direct and open line of communication to the Company’s Board of Directors, shareholders may communicate with any member of the Board, including the Company’s Lead Independent Director, the Chair of any committee, or with the non-employee directors of the Company as a group, by sending such written communication to the Company’s Corporate Secretary, c/o Baker Hughes Company, 575 N. Dairy Ashford Road, Suite 100, Houston, Texas 77079. The Corporate Secretary will forward any communications to the Board or any member of the Board.

Code of conduct

The Company’s Board has adopted a code of conduct, “Our Way” (the “Code of Conduct”), which applies to all officers, directors, and employees of the Company and its subsidiaries and affiliates. It sets forth the Company’s policies on several topics, including conflicts of interest, health, safety, and environment, compliance with laws (including insider trading laws), corporate branding, sustainability and business ethics. The Code of Conduct also prohibits individuals from engaging in, or giving the appearance of engaging in any activity involving a conflict, or potential conflict, between personal interests and those of the Company. The Audit Committee oversees the administration of the Code of Conduct and the corporate compliance effort with the Company. On an annual basis, the Company’s Chief Executive Officer, Chief Financial Officer, and Chief Accounting Officer, and all other persons performing similar functions within the meaning of the securities laws and regulations certify compliance with the Company’s Code of Conduct and the applicable Nasdaq and SOX provisions. The Company’s Code of Conduct and Code of Ethical Conduct Certifications are not incorporated herein by reference, but are posted under the “Investors-Company Information-Corporate Governance” section of the Company’s website at www.bakerhughes.com and are also available upon request to the Company’s Corporate Secretary.

We encourage our employees, customers, suppliers, and shareholders to speak up about any compliance concerns by reaching out via a variety of channels.

26 2025 Proxy Statement

Director compensation

In 2024, Frederick W. Cook & Co., Inc. (“FW Cook”), the compensation consultant hired by the Human Capital and Compensation Committee, conducted a competitive review of our non-employee director compensation program, including a review of the director compensation programs of companies within our peer group. Based on the analysis provided by FW Cook, the Human Capital and Compensation Committee approved certain changes to our non-employee director compensation, effective January 1, 2025. Mr. Simonelli, our President and CEO and Chairman of the Board, does not receive additional compensation for his service as a director and his compensation and equity awards for service as President and CEO are reflected in the Summary Compensation Table and accompanying tables below in the Executive Compensation section of this proxy and are not reflected in the tables immediately below.

The following sets forth the compensation structure for our non-employee directors for 2024:

	Cash Compensation	Equity Compensation

2024 Directors’ Annual Retainer	$120,000(1)	$175,000(2)

Cash Compensation

Lead Director Retainer	$35,000

Audit Committee Chair Retainer	$25,000

Other Committee Chair Retainer	$20,000

Audit Committee Members Retainer	$10,000

Other Committee Members Retainer	$ 7,500

(1)	Each non-employee director was paid an annual cash retainer fee of $120,000, as well as fees for service on committees of the Board.

(2)	On the date of each Annual Meeting, each non-employee director received an annual equity grant in the form of a restricted stock unit award (“RSU award”) with a grant date value of $175,000.

The following sets forth the compensation structure for our non-employee directors, effective January 1, 2025:

	Cash Compensation	Equity Compensation

2025 Directors’ Annual Retainer	$125,000(1)	$180,000(2)

(1)	Each non-employee director is paid an annual cash retainer fee of $125,000, as well as fees for service on committees of the Board.

(2)	On the date of each Annual Meeting, each non-employee director is expected to receive an annual equity grant in the form of a RSU award with a grant date value of $180,000.

Cash Compensation

Lead Director Retainer	$40,000

Audit Committee Chair Retainer	$25,000

Human Capital and Compensation Committee Chair Retainer	$25,000

Other Committee Chair Retainer	$20,000

Audit Committee Members Retainer	$10,000

Other Committee Members Retainer	$ 7,500

Director deferral plan

Under the Baker Hughes Non-Employee Director Deferral Plan (the “Deferral Plan”), non-employee directors may elect to receive their annual retainers and committee fees in shares of Common Stock, with the shares delivered either in the year in which the retainers otherwise would have been paid or in a future year. If directors defer the receipt of these shares of Common Stock, they will instead receive Deferred Stock Units (“DSUs”) which represent the right to receive the equivalent number of shares of Common Stock when the deferral period ends. The number of shares of Common Stock received in lieu of the fees is determined by dividing the amount of the retainer earned for that year by the average closing price of a share on each date on which the retainer for that year otherwise would have been paid. Directors may also elect to defer receipt of the shares covered by their RSU awards, which otherwise are delivered when the awards vest.

27

Director Compensation

Directors receive dividend equivalents on their DSUs. These dividend equivalents are paid in cash currently with the payment of the dividend to other shareholders.

Effective May 22, 2024, we amended and restated the Deferral Plan (the “Amended Deferral Plan”), but for 2024, all directors other than Shirley A. Edwards (who was appointed during 2024) continued to participate in the Deferral Plan as described above. Beginning in 2025 (or 2024 with respect to Ms. Edwards), under the Amended Deferral Plan, annual retainers and committee fees that are deferred in the form of DSUs are settled in shares of Common Stock once the director ceases to serve on the Board. The number of shares of Common Stock received in lieu of the fees is determined by dividing the amount of the retainer earned for that year by the average closing price of a share on each date on which the retainer for that year otherwise would have been paid. Additionally, the Amended Deferral Plan provides that all RSU awards will be deferred as DSUs and settled in shares of Common Stock once the director ceases to serve on the Board. Under the Amended Deferral Plan, dividend equivalents on awards granted beginning in 2025 (or 2024 with respect to Ms. Edwards) are accrued on DSUs quarterly and credited in the form of additional DSUs, settled in shares when the director ceases to serve on the Board and dividend equivalents on awards granted to directors other than Ms. Edwards prior to 2025 will continue to be paid in cash currently with the payment of the dividend to other shareholders.

Director stock ownership requirements

Under the Governance Principles, each non-employee director is expected to own at least five times his or her annual retainer in Common Stock while serving as a director of the Company. The retainer included in the calculation is the base retainer ($120,000 in 2024) and does not include retainers for committee or other positions held on the Board. Such ownership level should be obtained within five years from the date elected or appointed to the Board. The Governance & Corporate Responsibility Committee reviews director stock ownership on an annual basis. All directors are in compliance with such requirements or are on track to be in compliance within the five-year period.

2024 Director compensation

The following table discloses the cash, equity awards and other compensation earned, paid or awarded, as the case may be, to each of the Company’s non-employee directors during the fiscal year ended December 31, 2024.

Ilham Kadri will be appointed to the Board effective May 1, 2025 and therefore is not included in the table.

Name	Fees Earned or Paid in Cash(1) ($)	Stock Awards(2)(3) ($)	All Other Compensation(4) ($)	Total ($)

W. Geoffrey Beattie	170,000	175,000	68,330	413,330

Abdulaziz M. Al Gudaimi	135,000	175,000	—	310,000

Gregory D. Brenneman	150,000	175,000	65,408	390,408

Cynthia B. Carroll	150,000	175,000	—	325,000

Nelda J. Connors (5)	54,718	—	—	54,718

Michael R. Dumais	140,000	175,000	—	315,000

Shirley A. Edwards	83,905	175,000	—	258,905

Lynn L. Elsenhans	147,500	175,000	—	322,500

John G. Rice	152,500	175,000	24,251	351,751

Mohsen M. Sohi	137,500	175,000	10,950	323,450

(1)

Messrs. Beattie, Brenneman and Rice and Dr. Sohi elected to receive their 2024 director fees in Common Stock and defer delivery under the Deferral Plan. As a result of these deferrals, these directors received DSUs which defer their receipt of these shares until they cease serving as a director, except for Dr. Sohi who elected to defer his director fees until December 15, 2026. The value of these DSUs is not included in the Stock Awards column above. The number of DSUs they received in 2024 in lieu of director fees is as follows:

Name	Total Number of DSUs Received in 2024 in lieu of Cash Retainer

W. Geoffrey Beattie	4,910

Gregory D. Brenneman	4,332

John G. Rice	3,303

Mohsen M. Sohi	3,971

(2)

On May 22, 2024, each non-employee director received an immediately vesting RSU award. Messrs. Beattie, Brenneman and Rice and Dr. Sohi elected to defer delivery of the shares underlying their RSU award under the Deferral Plan and received the equivalent number of DSUs. Under the Amended Deferral Plan, the RSU award granted to Ms. Edwards was automatically deferred, and she received the equivalent number of DSUs. The value of the award shown for each director reflects the $175,000 aggregate grant date fair value of the RSU award computed in accordance with Accounting Standards Codification (ASC) Topic 718. These RSU awards vested on the date of grant and the number of shares each director was entitled to receive was calculated by dividing the aggregate grant date fair value of the award by $32.09 per share, the closing price on the date of grant. For a discussion of valuation assumptions, see “Note 12 – Stock-Based Compensation” of the Notes to Consolidated Financial Statements included in our Annual Report under Item 8 of the Form 10-K for the year ended December 31, 2024.

28 2025 Proxy Statement

Director Compensation

(3)	The following table shows the aggregate number of stock awards outstanding for each non-employee director as of December 31, 2024. These stock awards are all vested DSUs.

Name	Aggregate Stock Awards Outstanding as of December 31, 2024 (#)

W. Geoffrey Beattie	49,012

Abdulaziz M. Al Gudaimi	—

Gregory D. Brenneman	49,012

Cynthia B. Carroll	—

Nelda J. Connors	—

Michael R. Dumais	—

Shirley A. Edwards	5,512

Lynn L. Elsenhans	—

John G. Rice	6,377

Mohsen M. Sohi	11,830

(4)	This column includes dividend equivalents paid during the year ended December 31, 2024 on deferred RSU awards and cash fees that were deferred under the Deferral Plan.

(5)	Ms. Connors ceased to serve on the Board effective May 13, 2024. Accordingly, her 2024 director fees were prorated based on time served, and she did not receive an RSU award for 2024.

29

Stock ownership

Stock ownership of certain beneficial owners

The following table sets forth information about the holders of our Common Stock known to the Company on March 24, 2025 that own beneficially 5% or more of Common Stock, based on filings by the holders with the SEC. For purposes of this Proxy Statement, beneficial ownership of securities is defined in accordance with the rules of the SEC to mean generally the power to vote or dispose of securities regardless of any economic interest therein.

Name and Address	Title of Class	Shares	Percent of Class(1)

The Vanguard Group (2) 100 Vanguard Boulevard Malvern, PA 19355	Class A Common Stock	121,897,643	12.31%

BlackRock, Inc. (3) 55 East 52nd Street New York, NY 10055	Class A Common Stock	100,938,292	10.19%

JPMorgan Chase & Co. (4) 383 Madison Avenue New York, NY 10179	Class A Common Stock	82,540,826	8.33%

State Street Corporation (5) One Lincoln Street Boston, MA 02111	Class A Common Stock	65,170,011	6.58%

(1)	Percent is calculated using 990,349,581 shares of Common Stock outstanding as of March 24, 2025.

(2)

The number of shares is based on the Schedule 13G/A filed on February 13, 2024. According to the filing, the Vanguard Group has (i) shared power to vote 1,227,417 shares and does not have sole power to vote any of the shares and (ii) sole power to dispose of 117,608,930 shares and shared power to dispose of 4,288,713 shares.

(3)

The number of shares is based on the Schedule 13G filed on February 7, 2024. According to the filing, BlackRock, Inc. has (i) sole power to vote 88,299,038 shares and does not share power to vote any of the shares and (ii) sole power to dispose of 100,938,292 shares and does not share power to dispose of any of the shares.

(4)

The number of shares is based on the Schedule 13G/A filed on February 10, 2025. According to the filing, JPMorgan Chase & Co. has (i) sole power to vote 74,789,101 shares and shared power to vote 164,311 shares and (ii) sole power to dispose of 82,540,826 shares and shared power to dispose of 273,140 shares.

(5)

The number of shares is based on the Schedule 13G/A filed on January 30, 2024. According to the filing, State Street Corporation has (i) shared power to vote 45,156,376 shares and does not have sole power to vote any of the shares and (ii) shared power to dispose of 65,065,678 shares and does not have sole power to dispose of any of the shares.

30 2025 Proxy Statement

Stock Ownership

Stock ownership of directors and executive officers
Set forth below is certain information with respect to beneficial ownership of our Common Stock as of March 24, 2025 by each current director, director nominee, the persons named in the Summary Compensation Table, and the current directors and current executive officers as a group. The table includes transactions effected prior to the close of business on March 24, 2025.

Shares beneficially owned

Name	Title of Class	Shares Owned as of March 24, 2025		Shares Subject to Options and RSUs Which are or Will Become Exercisable or Vested by May 23, 2025		Total Beneficial Ownership as of March 24, 2025	% of Class (1)

Abdulaziz M. Al Gudaimi	Class A Common Stock	5,453		—		5,453	—

W. Geoffrey Beattie	Class A Common Stock	17,777		88,982		106,759	—

Gregory D. Brenneman	Class A Common Stock	16,842		84,925		101,767	—

Cynthia B. Carroll	Class A Common Stock	36,279		—		36,279	—

Michael R. Dumais	Class A Common Stock	36,807		—		36,807	—

Shirley A. Edwards	Class A Common Stock	—		5,453		5,453	—

Lynn L. Elsenhans	Class A Common Stock	88,420		—		88,420	—

Ilham Kadri	Class A Common Stock	—		—		—	—

John G. Rice	Class A Common Stock	67,315		22,493		89,808	—

Mohsen M. Sohi	Class A Common Stock	—		3,971		3,971	—

Lorenzo Simonelli	Class A Common Stock	840,943		927,727		1,768,670	—

Ahmed Moghal	Class A Common Stock	29,328	(2)	27,083	(3)	56,411	—

Ganesh Ramaswamy	Class A Common Stock	65,520		—		65,520	—

Maria Claudia Borras	Class A Common Stock	170,978		159,066		330,044	—

Georgia Magno	Class A Common Stock	22,338		16,016		38,354	—

Nancy Buese (4)	Class A Common Stock	6,299		—		6,299	—

All current directors and current executive officers as a group (16 persons)	Class A Common Stock	1,422,149		1,352,921		2,689,909	—

(1)	No percent of class is shown for holdings of less than 1%. Percent is calculated using 990,349,581 shares of Common Stock outstanding as of March 24, 2025.

(2)	Includes 12,974 shares of Common Stock held by Ahmed Moghal’s spouse.

(3)	Includes 5,128 options held by Ahmed Moghal’s spouse.

(4)	Nancy Buese ceased to serve as Executive Vice President and Chief Financial Officer of the Company on February 24, 2025.
Delinquent Section 16(a) Reports
Section 16(a) of the Securities Exchange Act of 1934 (the “Exchange Act”) requires executive officers, directors, and persons who beneficially own more than 10% of the Common Stock to file initial reports of ownership and reports of changes in ownership with the SEC. Based solely on a review of the copies of those forms filed electronically with the SEC and written representations from the executive officers and directors, the Company believes that, its executive officers and directors complied with all applicable Section 16(a) filing requirements during the fiscal year ended December 31, 2024.
Insider Trading Policy
The Company’s Insider Trading Policy governs the purchase, sale, or other disposition of the Company’s securities by directors, officers and employees and is reasonably designed to promote compliance with insider trading laws, rules and regulations. It is also the policy of the Company to comply with all applicable securities laws when transacting in its own securities. A full copy of the Company’s Insider Trading Policy is provided as Exhibit 19 in the Company’s annual report on Form
10-K
for the period ended December 31, 2024 (the “Annual Report”).
The Company’s Insider Trading Policy and Governance Principles prohibit our directors and executive officers from entering into any derivative transaction in Company stock (including short sales, forwards, equity swaps, options or collars, or other instruments that are based on the Company’s stock price). In addition, directors and executive officers are prohibited from pledging shares of Company stock as collateral or security for indebtedness.

31

Certain relationships and related party transactions

The Board expects its directors, as well as officers and employees, to act ethically at all times and to acknowledge their adherence to the policies comprising the Company’s Code of Conduct. The Company will not make any personal loans or extensions of credit to directors or executive officers. No independent director may provide personal services for compensation to the Company, other than in connection with serving as a director.

If an actual or potential conflict of interest arises for a director, the director will promptly inform the Chairman/CEO, the Lead Independent Director, and the Chair of the Governance & Corporate Responsibility Committee. The Governance & Corporate Responsibility Committee will resolve any such conflicts, subject to the specific rules governing related person transactions.

The Governance & Corporate Responsibility Committee will review and approve or ratify, in accordance with the Company’s Governance Principles and Related Person Transactions Policy, any transaction between the Company and a related person which is required to be disclosed under the rules of the SEC. For purposes of this requirement, the terms “transaction” and “related person” were based on the terms of Item 404 of Regulation S-K. If a significant conflict exists and cannot be resolved, the director should resign. All directors will recuse themselves from any discussion or decision affecting their personal, business, or professional interests. The Governance & Corporate Responsibility Committee will resolve conflict of interest issues involving the CEO or an executive officer reporting directly to the CEO, and the CEO will resolve conflict of interest issues involving any other officer of the Company.

Related party transactions

Elisa de Castro Barbosa, an immediate family member of one of our executive officers, is employed by us as a Senior HR Manager. In 2024, Ms. Barbosa received total compensation, consisting of base salary, bonus, and other compensation, of approximately $280,000.

Judit Prieto Matesanz, an immediate family member of one of our executive officers, was previously employed by us as SVP Enterprise Solutions, Customer Experience and Projects. In 2024, Ms. Prieto Matesanz received total compensation, consisting of base salary, bonus, and other compensation, of approximately £1,183,000. On August 24, 2024, Ms. Prieto Matesanz and the Company entered into an agreement relating to the termination of Ms. Prieto Matesanz’s employment relationship with the Company. Per the terms of this agreement, Ms. Prieto Matesanz’s employment with the Company ended on December 31, 2024, and Ms. Prieto Matesanz will receive a cash separation payment of approximately £1,300,000 from the Company in July of 2025.

32 2025 Proxy Statement

Executive compensation

Aligning strategy and rewards to drive performance and deliver value in 2024

In 2024, Baker Hughes delivered strong financial and operational performance while advancing strategic priorities through innovation, operational excellence, and sustainable growth. Guided by our strategic approach, we focused on transforming core operations, investing in growth areas, and leading in the energy transition.

We are encouraged by all that we accomplished:

Outstanding Execution and Financial Performance in 2024

• Financial Results and Strategic Alignment: Robust revenue growth and EBITDA margin expansion highlighted disciplined execution and continuous improvement, supported by the integration of an EBITDA margin metric into the short-term incentive plan (STIP) to emphasize profitability and operational excellence.

• Shareholder Returns: The strength of our strategy was reflected in strong Total Shareholder Return (TSR) over 1, 3, and 5 year periods (+23%, +84%, +86%, respectively), significantly outperforming our industry.

Progress on Non-Financial Priorities	• Significant progress on Strategic Blueprint scorecard metrics, including advancements in safety, compliance and new energy orders.

Aligning Performance with Rewards	• Above-target payouts for short and long-term incentive plans aligned with company achievements and emphasized accountability and excellence.
Progress on Strategic Transformation Strategy

• In September of 2024, we appointed Amerino Gatti, a seasoned energy and industrial executive with over 30 years of experience and a deep domain of expertise in oil & gas and industrial services, as Executive Vice President, Oilfield Services & Equipment.

• In September of 2024, we appointed Maria Claudia Borras, our former Executive Vice President, Oilfield Services & Equipment and a proven business leader with over 30 years of experience at Baker Hughes, as Chief Growth & Experience Officer. In this role, Ms. Borras focuses on driving enterprise growth and enhancing customer experience, creating and implementing commercial, regional and marketing strategies and leading transformation to energize business expansion across the Company’s portfolio.

As we continue advancing our strategy, Baker Hughes is well-positioned to drive innovation, deliver value, and lead in the energy transition, while aligning our executive compensation program with long-term shareholder value creation.

33

Executive Compensation

Compensation discussion and analysis

This Compensation Discussion and Analysis (“CD&A”) outlines Baker Hughes’ executive compensation program for 2024 for our current NEOs who are listed below and appear in the Summary Compensation Table.

Lorenzo Simonelli Chairman, President and CEO	Maria Claudia Borras Chief Growth & Experience Officer	Ganesh Ramaswamy Executive Vice President, Industrial & Energy Technology (IET)	Georgia Magno Chief Legal Officer

The NEOs for 2024 also include Nancy Buese, and the CD&A and accompanying compensation tables include information in respect to Ms. Buese. Ms. Buese ceased to be our Executive Vice President and Chief Financial Officer in February 2025.

Executive summary	34	Grants of plan-based awards in 2024	51

Total direct compensation for NEOs	37	Outstanding equity awards at fiscal year-end	52

Base salaries	38	Option exercises and stock vested	53

Short-Term incentive compensation	38	Pension benefits	54

Long-Term incentive compensation	41	Nonqualified deferred compensation	54

Other elements of compensation and hiring on bonuses	43	Potential payments upon change in control or termination	54

Decision-making process and key inputs	44	CEO pay ratio disclosure	59

Additional compensation program features and policies	47	Pay versus Performance	60

Human Capital and Compensation Committee report	48	Human Capital and Compensation Committee interlocks and insider participation	64
Summary compensation table	49

Executive summary

The purpose of our rewards strategy is to attract and align the executive talent needed to execute on the Company’s financial and strategic priorities. We aim to create strong linkages between pay and performance and reward our executives for achieving both short and long-term results.

Aligning Executive Compensation with Strategy and Performance

To deliver on our commitment to create shareholder value, the objectives of our executive compensation programs are to:

Align the compensation and interests of our executives with the long-term interests of our shareholders	Provide a significant portion of total compensation that is performance-based and at risk	Attract, retain, and engage top caliber talent to execute our strategic priorities

Background and Market Context

Baker Hughes is a world-leading energy technology company with a broad and diversified portfolio focused on providing solutions to help solve the world’s greatest energy challenges. The macro backdrop against which we operated in 2024 continued to be a world grappling with challenges including economic uncertainty, geopolitical turmoil, and continued tightness in the aeroderivative supply chain. Despite these macro headwinds and recent volatility, Baker Hughes continued to deliver significant improvement across the company and in our financial results.

In IET, we capitalized on market tailwinds to deliver substantial revenue growth, and we maintained significant growth in new energy and non-LNG equipment orders. In OFSE, we navigated an uneven market to deliver revenue growth. As our journey of transformation continues, we have made progress in our efforts to improve efficiencies and modernize how the business operates. We have undertaken

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significant structural changes across the company, realizing widening benefits from our transformation efforts which are visible in the margin performance. During the fourth quarter of 2024, we announced restructuring plans primarily focused on further streamlining of our OFSE operating model and right-sizing our workforce to match forecasted activity levels.

To execute on changes in the way we lead and our leadership, the Human Capital and Compensation Committee made and approved a number of compensation-related decisions to support these transitions, as evident throughout this CD&A. The Committee feels strongly that these thoughtful and deliberate actions are both required and appropriate to shape the Company for strength and future growth.

2024 Highlights

We delivered strong shareholder returns in 2024 through continuing to maintain a strong balance sheet that enables financial flexibility and prioritizes free cash flow generation, and delivering on revenue growth and EBITDA margin expansion.

Performance	Technology and Innovation	Sustainability and Leadership

$28.2B in orders	$643M in research and development	AA ESG rating by MSCI

47% increase in adjusted EPS*	>1,600 patents granted worldwide in ‘24	28.3% reduction in Scope 1 & 2 GHG emissions***

22% increase in adjusted EBITDA*	$1.3B in new energy orders	206 HSE Perfect Days****

$2.26B** free cash flow*

$1.3B free cash flow returned to shareholders

*	Adjusted EBITDA, free cash flow and adjusted EPS are non-GAAP measures. A reconciliation of GAAP to non-GAAP measures is included in the Proxy Statement in Annex A

**	10% increase year-over-year

***	2023 actual compared to 2019 base year

****	An HSE Perfect Day is a day without injury, vehicle accidents, or harm to the environment

Highlights of 2024 Compensation Decisions

The Company continued to reinforce market-aligned and pay-for-performance elements of its compensation programs.

2024 Compensation Decisions
Approved selective NEO base salary increases for 2024, to align with the market.	Approved corporate funding for the 2024 annual bonus at 140% of target, with payouts ranging between 130% and 160% of target, and 2022 Performance Share Units (“PSUs”) at 166.82% of target.	Awarded annual long-term incentive grants with 60% PSUs weighting for the CEO with an emphasis on outperforming the market.

Page 40	Pages 41 & 43	Page 43

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CEO Three-Year Realizable Compensation

Our compensation programs are designed to closely align our executives’ interests to those of our shareholders and to the long-term performance of the Company. A significant portion of executive pay is delivered in the form of long-term incentives with strong alignment to the stock price returns our shareholders’ experience. As shown in the below chart, the Company’s three-year Total Shareholder Return (“TSR”) increased by more than our CEO’s average three-year realizable pay, demonstrating directional alignment and the Human Capital and Compensation Committee’s commitment to pay-for-performance.

In the chart above, “2022-2024 Average CEO Target Compensation” refers to the average of the target compensation opportunity offered to our CEO over the 2022 to 2024 performance years. Target compensation includes base salary, the annual short-term incentive (“STI”) target compensation opportunity, and the target long-term incentive (“LTI”) grant values granted in each of the three years.

In the chart above, “2022-2024 Average CEO Realizable Compensation” refers to the three-year average of the actual base salary earned during each year, the actual annual STI award value earned for each performance year, and LTI awards valued based on the December 31, 2024 share price and assuming estimated earned amounts for outstanding Performance Share Units. For the 2022 awards, annual Performance Share Units were calculated at 166.82%. The 2023 and 2024 annual Performance Share Unit awards were each estimated at 100%.

Compensation features and governance

As we focus on creating a best-in-class compensation program that aligns with our key objectives and our shareholders’ long-term interests, we have adopted a number of practices that guide our program. The following table highlights the best governance practices that we employ and the poor practices that we avoid when setting our compensation program.

✓	What we do	X	What we don’t do
	Pay for performance		No hedging or pledging of Company stock

	Include a comprehensive clawback policy, covering SEC requirements as well as misconduct unrelated to a financial restatement		No backdating or repricing of stock option awards
No excessive perquisites

	Engage an independent compensation consultant		No guaranteed bonuses for NEOs

	Use a representative and relevant peer group		No gross-ups in new executive arrangements

	Evaluate the risk of our compensation programs		No dividend or dividend equivalents paid on unvested equity awards
Apply robust stock ownership guidelines

Mandate “double-trigger” provisions for change-in-control severance payments

Align executive compensation with shareholder returns through long-term incentives

Reference the market median for all elements of NEOs’ compensation

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2024 Say-on-Pay advisory vote on executive compensation and shareholder engagement

Each year, Baker Hughes submits our executive compensation program to our shareholders for a “say-on-pay” advisory vote, the results of which are considered when determining compensation practices. In 2024, Baker Hughes’ compensation program and policies received the support of 95.2% of the total votes cast at our annual meeting. While the say-on-pay vote is advisory and not binding on the Company, the Human Capital and Compensation Committee strongly values the opinions of our shareholders as expressed in the say-on-pay outcome. The Human Capital and Compensation Committee believes that the high shareholder say-on-pay approval demonstrates a strong alignment with our shareholders’ interests.

We held an advisory vote on the frequency of future “say-on-pay” advisory votes (referred to as the “say-on-frequency” vote) at our 2023 annual meeting of shareholders, pursuant to which the majority of the advisory votes cast voted to hold our “say-on-pay” votes every year. The Board considered the outcome of this advisory vote and determined that future “say-on-pay” votes will continue to be conducted every year. The Board will re-evaluate this determination after the next stockholder advisory “say-on-frequency” vote (which will be at the Company’s 2029 annual meeting of stockholders unless presented earlier).

Engagement with our shareholders is very important to us. Even with substantial support of our executive compensation program, in 2024, members of the senior management team routinely invited institutional shareholders to engage with the team on Baker Hughes’ strategy, sustainability program, governance structure, and key executive compensation practices and to listen to their feedback and priorities. We believe that by engaging with our shareholders, we can further align our compensation objectives with shareholders’ long-term interests.

Total direct compensation for NEOs

We use market-standard compensation elements of base salary, annual short-term incentives, long-term incentives, and employee benefits to deliver both attractive and competitive rewards to our executives. Collectively, these elements comprise total direct compensation. We benchmark both compensation and Company performance in evaluating the appropriateness of our pay practices. Our executive pay decisions are made by the Human Capital and Compensation Committee of our Board and reviewed with the full Board. Our CEO assists the Human Capital and Compensation Committee in reviewing compensation paid to our NEOs but does not participate in discussions regarding his own compensation.

2024 Target total direct compensation

Our executive compensation program emphasizes performance-based compensation tied to increases in Baker Hughes stock price and drives strategic imperatives. Approximately 90% of Mr. Simonelli’s target total compensation is performance-based and at risk, while the other NEOs have an average of 79% performance-based and at-risk compensation.

Our NEOs’ target compensation for 2024 consisted of the components described below:

*ROIC is defined as: Net Operating Profit after tax / (non-cash net working capital + Property Plant & Equipment + Goodwill + Intangibles)

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Base salaries

The Human Capital and Compensation Committee references compensation data for the Reference Group (as described below) for determining the appropriate positioning of base salaries of our executive officers. Typically, when considering an adjustment to an NEO’s base salary, the Human Capital and Compensation Committee reviews the market data and evaluates the NEO’s position relative to the market, his or her level of responsibility, experience, internal placement, and overall performance. The Human Capital and Compensation Committee also considers the NEO’s success in achieving business objectives, promoting our values and keys to success, improving health and safety, demonstrating leadership, and achieving specific individual performance goals.

In determining global salary budgets, the Human Capital and Compensation Committee also considers the financial performance of the Company and effective execution of the strategy approved by our Board.

The Committee approved the following NEO base salary adjustments in 2024 to align with desired external and internal positioning:

Name	2023 Salary	2024 Salary

Lorenzo Simonelli Chairman, President and CEO	$1,620,000	$1,685,000

Nancy Buese Former Executive Vice President and Chief Financial Officer	$950,000	$1,000,000

Maria Claudia Borras Chief Growth & Experience Officer	$950,000	$970,000

Ganesh Ramaswamy Executive Vice President – IET	$875,000	$930,000

Georgia Magno (1) Chief Legal Officer	N/A	$650,000

(1)	Ms. Magno was promoted to Chief Legal Officer on January 1, 2024. She was not a NEO in 2023 and hence no salary is reported for 2023.

Short-Term incentive compensation

Key action

The Human Capital and Compensation Committee approved the Company-wide, overall funding of the 2024 annual short-term bonus at 140%. This was based on out-performance against financial metrics (weighted 70%) and strategic priorities (weighted 30%).

The short-term incentive compensation programs are designed to provide executive officers with the opportunity to earn cash bonuses based on the achievement of specific Company-wide, business unit, functional, and individual performance goals. The short-term incentive compensation opportunity is primarily determined using two factors: achievement of pre-determined financial goals and achievement of strategic priorities. Greater weight is placed on the financial component of the short-term incentives, consistent with the Company’s goal of providing a meaningful link between compensation and Company performance.

Key Baker Hughes short-term incentive design features are as follows:

•	Formulaic, financial metrics weighted at 70% and with a maximum potential payout of up to 200% of target; and

•	Strategic goals weighted at 30% and with a maximum potential payout of up to 200% of target.

In February 2024, the Human Capital and Compensation Committee approved a bonus design with financial and strategic goals under the Baker Hughes Executive Officer Short-Term Incentive Compensation Plan and the broad-based employee plan.

Overall weighting		Financial metrics		Strategic Blueprint priorities

70%	30%	1.	Revenue	1.	Safety & compliance
		2.	Adjusted EBITDA*	2.	Growth & capital allocation

Financial Metrics	Strategic Blueprint Priorities	3.	Adjusted EBITDA Margin*	3.	Sustainability & Leadership
		4.	FCF*	4.	Shareholder returns

*

Adjusted EBITDA, adjusted EBITDA margin and FCF are non-GAAP measures. A reconciliation of GAAP to non-GAAP measures is included in this Proxy Statement in Annex A. Note: There were no adjustments made to as-reported revenue and FCF.

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Bonus outcome for financial metrics

The Human Capital and Compensation Committee approved four weighted financial metrics: (1) Revenue; (2) Adjusted EBITDA; (3) Adjusted EBITDA Margin; and (4) FCF, as a measure of management’s overall success in executing Baker Hughes’ strategies and initiatives; with the highest weighting towards the two adjusted EBITDA metrics. The Human Capital and Compensation Committee also approved performance levels with respect to the achievement of the financial metrics: (1) Threshold; (2) Target; and (3) Maximum. Each year, the Board approves financial targets for the Company and the annual bonus plan as part of a rigorous planning process incorporating the external market and internal strategic business initiatives with an emphasis on stretch goals. The table below represents each of the performance levels and the associated achievement.

Baker Hughes 2024 Financial Goals (70% Weight)	Metric Weighting	Threshold (50%)	Target (100%)	Maximum (200%)	Results	Payout Multiple	Weighted Payout

Revenue	10%	$26B	$27.5B	$29.5B	$27.8B	116%	12%

Adjusted EBITDA *	25% ($)	$4B	$4.3B	$4.7B	$4.6B	173%	43%

Adjusted EBITDA Margin *	10% (%)	14.5%	15.6%	17%	16.5%	163%	16%

FCF *	25%	$1.75B	$2.05B	$2.5B	$2.26B	146%	37%

Weighted Payout	70%					154%	108%

*

Adjusted EBITDA, adjusted EBITDA margin and FCF are non-GAAP measures. A reconciliation of GAAP to non-GAAP measures is included in this Proxy Statement in Annex A. Note: There were no adjustments made to as-reported revenue and FCF.

In 2024, we exceeded the target across all financial metrics including a remarkable adjusted EBITDA and adjusted EBITDA margin performance. The overall achievement of the financial metrics was 154% of target.

Bonus outcome for Strategic Blueprint priorities

While the financial metrics reward executive officers for the achievement of specific formulaic measures, the Human Capital and Compensation Committee approved “Strategic Blueprint” priorities for the executive officers to reward them based upon the Human Capital and Compensation Committee’s assessment of the achievement of specific performance goals that are critical to the execution of the Company’s strategy, but may or may not be formulaic in nature. These Strategic Blueprint priorities consist of the following performance objectives: (1) safety and compliance; (2) growth and transformation; (3) sustainability and leadership; and (4) shareholder returns.

The maximum funds available for the payment of bonuses related to the Strategic Blueprint priorities may not exceed two times the weighted targets for any participant. The Human Capital and Compensation Committee’s assessment of the Strategic Blueprint priorities is determined independent of the financial metrics.

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The Human Capital and Compensation Committee considered the achievement for the Strategic Blueprint priorities below for 2024 and provided the following assessments on each priority:

Performance Component	2024 Performance Expectation	Results

Safety & Compliance	• HSE day, leading & lagging metrics improvement versus 2023 • Zero Workplace caused fatalities	• HSE Perfect Days increased by 7 to 206 , leading metrics improved, LTIR decreased by (27)% and TRIR by (14)%
• No fatality

2024 Assessment: Met Objectives

Growth & Transformation	• Generate $200M of savings • 2024 New Energy orders of $1B	• Generated $280M savings and progressed key transformation goals
• $1.3B New Energy orders

2024 Assessment: Exceeded Objectives

Sustainability & Leadership	• Scope 1 / 2 reduction against baseline by 16K MTCO2e • Advancement of work around succession pipeline	• 41k MTCO2e • Progressed internal pipeline for key ELT roles and increased efforts around talent identification and development

2024 Assessment: Met Objectives

Shareholder Returns	• TSR improvement above peer benchmarks • Protect and grow dividend • Broaden investor base as part of Company strategic pillars	• Outperformed both traditional OFS peers (SLB, HAL, and OSX Index) and industrial peers (HON, EMR, and S&P 500 Industrials)
• Increased dividend in 1Q’24, executed buyback plan
• Diversified ownership beyond top 20 shareholders

2024 Assessment: Exceeded Objectives

Payout Multiple: 107%

Total Weighted Payout: 32%

The Human Capital and Compensation Committee determines the overall Strategic Blueprint payout for the Company, the two business segments and functions led by the NEOs, and may adjust the associated payout for executive officers based on individual performance. In evaluating the individual performance of each NEO, the Human Capital and Compensation Committee considered the achievement of the Company’s goals in his or her areas of direct responsibilities and the magnitude of those contributions relative to the benefit of the Company.

Mr. Simonelli also made recommendations to the Human Capital and Compensation Committee on the payouts for his team, including the NEOs, based on their results, leadership, and contributions in 2024, but was not involved in discussions regarding his own bonus payout.

Final 2024 short-term incentive payout

The Human Capital and Compensation Committee approved an overall bonus payout under the short-term incentive plan of 140% of target, with 108% recognizing the achievement against Financial metrics and 32% recognizing the achievement against Strategic Blueprint Priorities. The Human Capital and Compensation Committee approved an overall payout of 160% for Mr. Simonelli, and between 130% and 150% for the other NEOs. The Committee adjusted the CEO’s bonus payout from 140% to 160% to recognize exceptional leadership in executing the Company’s strategic priorities. This decision reflects the CEO’s direct contributions to exceeding key financial and operational targets, advancing long-term growth initiatives, and delivering strong shareholder returns. Ms. Borras’ and Mr. Ramaswamy’s performance is also evaluated against delivery of business unit financial goals and key performance indicators as modifiers to the strategic blueprint priorities.

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The table below represents the 2024 target and actual payout for each of the NEOs based upon the established financial and strategic metrics described above.

Name	Target Bonus	Actual Bonus	% Of Target

Lorenzo Simonelli Chairman, President and CEO	$2,864,500	$4,583,200	160%

Nancy Buese Former Executive Vice President and Chief Financial Officer	$1,000,000	$1,400,000	140%

Maria Claudia Borras Chief Growth & Experience Officer	$970,000	$1,261,000	130%

Ganesh Ramaswamy Executive Vice President – IET	$930,000	$1,395,000	150%

Georgia Magno Chief Legal Officer	$650,000	$910,000	140%

Long-Term incentive compensation

Key action: Awarded annual long-term incentive grants with an emphasis on outperforming the market

With the intention of incentivizing strong performance and ensuring a heavy weighting of at-risk performance incentives, the Human Capital and Compensation Committee granted 60% of Mr. Simonelli’s and 50% of the other NEOs’ annual long-term incentives during the 2024 grant cycle in the form of Performance-based Share Units (“PSUs”). The vesting of the PSUs is subject to the Company’s FCF conversion, ROIC, and TSR, all measured over a three-year performance period ending in 2026.

2024 annual long-term incentive awards

The long-term incentive program allows executive officers to earn compensation based on sustained multi-year financial and/or superior stock price performance. Consistent with our at-risk pay philosophy, long-term incentives comprise the largest portion of an executive officer’s compensation package. Approximately 73% of Mr. Simonelli’s annual target total compensation is based on long-term incentives, while the other NEOs have an average of 58% based on long-term incentives.

A primary objective of the long-term incentive plan is to align the interests of executive officers with those of our shareholders. The Human Capital and Compensation Committee determines the total grant date values of long-term incentives to be granted to the executive officers as well as the form of long-term incentive compensation vehicles to be utilized. The awards granted to executive officers by the Human Capital and Compensation Committee vary each year and are based on factors such as the demand for talent, cost considerations, the performance of the Company, the executive officer’s performance, competitive compensation information, and the overall value of each NEO’s total compensation package as well as other factors the Human Capital and Compensation Committee deems critical to achieving the Company’s business objectives.

In February 2024, the Human Capital and Compensation Committee approved long-term incentive awards aligned with the NEOs target compensation package in the form of 50% PSUs and 50% RSUs for NEOs other than Mr. Simonelli. Mr. Simonelli’s award was in the form of 60% PSUs and 40% RSUs. The PSUs vest upon achievement of performance goals after three years and the RSUs vest one-third each year over three years subject to continued employment. The Human Capital and Compensation Committee believes that these splits provide a balanced focus on stock price appreciation, the successful achievement of financial results, and aids in the retention of key leaders.

The Human Capital and Compensation Committee approved an adjustment to the CEO’s long-term incentive target grant value in 2024 to recognize Mr. Simonelli’s leadership and to align with the competitive market. The table below summarizes the 2024 long-term incentive awards granted to our NEOs:

Target Annual LTI Awards	Performance Shares Units(1)	Restricted Stock Units(1)	Total(1)

Lorenzo Simonelli Chairman, President and CEO	$7,200,000	$4,800,000	$12,000,000

Nancy Buese Former Executive Vice President and Chief Financial Officer	$1,750,000	$1,750,000	$3,500,000

Maria Claudia Borras Chief Growth & Experience Officer	$1,500,000	$1,500,000	$3,000,000

Ganesh Ramaswamy Executive Vice President – IET	$1,250,000	$1,250,000	$2,500,000

Georgia Magno Chief Legal Officer	$600,000	$600,000	$1,200,000

(1)

Amounts above represent rounded target values as of the date of grant, based on the Company’s stock price, and differ from the amounts set forth in the Summary Compensation Table and Grants of Plan-Based Awards Table, which are computed in accordance with FASB ASC Topic 718.

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The PSU design:

•	Utilizes a relative metric for FCF conversion and an absolute metric for ROIC, with a payout modifier for relative TSR outcomes;

•	Compares Baker Hughes’ performance versus the Performance Peer Group for FCF conversion;

•	Measures the cumulative average of ROIC versus pre-selected internal goals;

•	Compares Baker Hughes’ performance versus the Performance Peer Group and S&P 500 Industrials Index (median performing company) for the TSR modifier;

•	Determines the outcome of the three metrics over the three-year performance period and delivers any payout that is actually earned at the end;

•	Balances stock returns with capital investment returns.

Relative FCF Conversion 50% of Units	Percentile Rank (Core Metric)	Payout Multiple(1)		Absolute ROIC 50% of Units	ROIC (Core Metric)	Payout Multiple(1)		Relative TSR Modifier +/-50%
FCF divided by adjusted EBITDA	75th Percentile or Greater 50th Percentile 25th Percentile Below 25th Percentile	150% 100% 50% 0%	+	3 Year Cumulative Average (2024 through 2026)	15% or greater 12.5% 10% Below 10%	150% 100% 50% 0%	x	Three-year performance period beginning December 31, 2023 and ending December 31, 2026, including dividends

(1)

The number of the PSUs will be determined by straight-line interpolation for performance between the 25th percentile and the 50th percentile and between the 50th percentile and the 75th percentile for FCF, and between 10% and 12.5% and between 12.5% and 15% for ROIC.

2022 annual long-term incentive PSU payout

The PSUs granted in 2022, which vested based on performance through December 31, 2024, were based on FCF conversion (50%) and ROIC (50%), with a payout modifier for TSR outcomes versus the Company’s Performance Peer Group during the three-year performance period ending in 2024.

Relative FCF Conversion 50% of Units		Relative ROIC 50% of Units	Percentile Rank (Core Metric)	Payout Multiple(1)		Relative TSR Modifier +/-50%
FCF divided by adjusted EBITDA	+	• 3 Year Absolute Change (2021 versus 2024) • 3 Year Cumulative Average (2022 through 2024)	75th Percentile or Greater 50th Percentile 25th Percentile Below 25th Percentile	150% 100% 50% 0%	x	Three-year performance period beginning December 31, 2021 and ending December 31, 2024, including dividends

(1)	The number of the PSUs will be determined by straight-line interpolation for performance between the 25th percentile and the 50th percentile and between the 50th percentile and the 75th percentile.

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The table below represents each of the performance levels and the associated achievement for the 2022 PSUs.

2022 PSU measure	Weighting	Results		Percentile Rank	Payout multiple	Weighted Payout

Relative FCF Conversion	50%	47.8%		87%	150%	75%

3 year Absolute Change ROIC	25%	17%		73%	146.8%	36.7%

3 year Cumulative Average ROIC	25%	8.9%		27%	53.4%	13.35%

Weighted payout						125.05%

Relative TSR Modifier		+ 85%	(1)	67%		1.334x

Total payout						166.82%

(1)	Represents Baker Hughes’ cumulative TSR over three-year period beginning December 31, 2021 and ending December 31, 2024, including dividends.

Other elements of compensation

Baker Hughes offers a variety of health and welfare and retirement programs to all eligible employees. The NEOs are generally eligible for the same broad-based benefit programs on the same basis as the rest of our employees who work in their respective countries. Programs that provide different levels of benefits for executive officers are noted in the descriptions below, including long-term disability, life insurance, the Baker Hughes Supplemental Retirement Plan (the “SRP”), the frozen Baker Hughes Supplementary Pension Plan, the Executive Severance Plan, and financial counseling.

We routinely benchmark our benefit programs against the competitive market and make modifications as we deem appropriate. Outlined below is a summary of benefits provided in 2024 to Baker Hughes executives.

Executive benefits

Life insurance

The Company provides life insurance and accidental death and dismemberment programs to provide financial protection for employees or their beneficiaries in the event of death. In the U.S., executive officers receive life insurance and accidental death and dismemberment coverage at two times base salary. Executive officers may also purchase perquisite life insurance and accidental death and dismemberment coverage from one to three times pay. All employees have the option of purchasing supplemental life insurance, spouse and child life insurance as well as voluntary accidental death and dismemberment insurance. Various limits apply to each program.

The Company also provides a long-term disability program with continuation of a percentage of the employee’s base pay up to age 65 if the employee has a qualifying disability lasting longer than 26 weeks. Disability coverage options include Company paid core coverage equal to 50% income replacement or optional buy-up coverage equal to 60% income replacement. NEOs receive the buy-up option at no additional cost.

Retirement plans

The SRP offered to U.S. executives is a nonqualified defined contribution retirement plan intended to supplement the retirement benefits of a select group of management. It provides for a basic contribution of 5% of the participant’s elective deferral under the SRP and 5% of the sum of the participant’s base compensation and bonus for the calendar year (whether or not deferred) that exceeds the dollar limit under Section 401(a)(17) of the Code ($345,000 in 2024); and the base contribution that would have been made under the Baker Hughes 401(k) Plan but for the participant’s elective deferral under the SRP or the dollar limit under Section 401(a)(17) of the Code; plus deemed interest credits based upon the rate of earnings on selected notional investment funds.

Executive severance plan

The Baker Hughes Executive Severance Plan provides assistance to executive officers, including NEOs, while they seek other employment following an involuntary separation from service. Under the plan, NEOs are eligible for severance of twelve months of base salary and outplacement services up to twelve months. Our NEOs may also have additional severance benefits through individual agreements, which are described in the Payments Upon Change in Control or Termination section later in this Proxy Statement.

Change in Control plan

The Baker Hughes Company Executive Change in Control Severance Plan (the “Executive Change in Control Plan”) covers top management of the Company, including the NEOs. The plan provides market-aligned, double-trigger protections to participants in the event of a change in control. Potential payments under this plan are outlined in the Payments Upon Change in Control or Termination section later in this Proxy Statement.

Financial counseling

In addition to Company-wide benefits, Baker Hughes provides NEOs with elective Company-paid professional financial planning and tax preparation services through a third party. We believe this service improves their understanding of the compensation and benefits programs offered by the Company and serves to maximize the retention and engagement value of our programs. It also allows the NEOs to more fully concentrate on our business success and comply with plan requirements. We do not reimburse executives for taxes paid on income attributable to this benefit.

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Indemnification agreements

We entered into an indemnification agreement with each of our directors and executive officers. These agreements provide that we will indemnify such persons against certain liabilities that may arise by reason of their status or service as directors or officers, to advance their expenses incurred as a result of a proceeding as to which they may be indemnified and to cover such persons under any directors’ and officers’ liability insurance policy we choose, in our discretion, to maintain. These indemnification agreements are intended to provide indemnification rights to the fullest extent permitted in the State of Delaware and are in addition to any other rights the indemnitee may have under the Company’s Second Amended and Restated Certificate of Incorporation, Sixth Amended and Restated Bylaws, and applicable law. We believe these indemnification agreements enhance our ability to attract and retain knowledgeable and experienced executive officers and directors.

Decision-making process and key inputs

Human Capital and Compensation Committee process

Annually, the Human Capital and Compensation Committee reviews each compensation element for the CEO and each of the other NEOs. The independent consultant to the Human Capital and Compensation Committee provides benchmark data based on the established Compensation Reference Group, as well as, market trends and legislative updates. When reviewing compensation for the NEOs, the Human Capital and Compensation Committee balances each NEO’s scope of responsibilities and experience against competitive compensation levels.

Each January, our CEO meets with the Human Capital and Compensation Committee and with the Board to review Baker Hughes’ performance for the past year. The review focuses on the financial results and the quantitative and qualitative performance objectives from the Strategic Blueprint priorities. At this time, they also review and approve the short-term incentive goals for the upcoming year and new long-term incentive grants.

At each meeting during the year, the Human Capital and Compensation Committee is engaged on the topics related to leadership and talent development, including in-depth reviews of succession planning for key executive officer roles, including the CEO.

In 2024, our Human Capital and Compensation Committee had five meetings.

Compensation consultant and conflict of interest analysis

The Human Capital and Compensation Committee retains Frederic W. Cook & Co., Inc. (“FW Cook”) as its independent compensation consultant. FW Cook advised the Human Capital and Compensation Committee on matters related to the executive officer’s compensation and general compensation programs, including industry best practices. As described above, FW Cook has also been engaged by the Board to review our non-employee director compensation program.

In accordance with the requirements of Item 407(e)(3)(iv) of Regulation S-K, the Human Capital and Compensation Committee considered the relationships FW Cook had with the Company, the members of the Human Capital and Compensation Committee, and Baker Hughes’ executive officers, as well as the policies that FW Cook had in place to maintain its independence and objectivity, and determined that no conflicts of interest arose concerning the work performed by FW Cook.

Benchmarking

The high level of competition for executive talent magnifies the need to ensure that our executive compensation programs are appropriately positioned against peer companies. To appropriately benchmark compensation and measure performance, Baker Hughes utilizes two primary benchmarking sources: (1) a Compensation “Reference Group” and (2) a Performance “Peer Group.”

Compensation “Reference Group”

The Human Capital and Compensation Committee regularly assesses the market competitiveness of the Company’s executive compensation program based on data from a comparator peer group. The companies comprising the Reference Group include industry peers and companies in the broader energy and general industry sectors with similar business characteristics, size, margins, competition for talent, and other key compensable factors. There are challenges developing a reference group based solely on our industry. The direct industry is small and the majority are significantly smaller in size and scale of operations. Consequently, expansion beyond the direct industry is necessary to maintain a sufficient sample size of suitable comparison companies.

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The chart below represents the key criteria that were considered in selecting the Reference Group.

Primary selection criteria

Similar Business Characteristics: global scale, engineering, industrial, and technology applications, multiple divisions, logistical complexity, business services, asset/people intensity, and mature stage business

Labor Market Competitors: Baker Hughes’ market for executive talent extends throughout multiple industries

Scale: Primary – Revenue, Secondary – Market Cap. Generally, within a 1/3x to 3x range but larger comparators may be appropriate if the prior criteria are met

The Reference Group for Baker Hughes is comprised of 26 companies. Baker Hughes is positioned at the median for revenue, similar to our executive compensation which is also aligned with the median of the Reference Group.

Compensation Reference Group

26 companies—Blend of General Industry, Capital Intensive and Global Oil & Gas Peers

3M Company Caterpillar Inc. ConocoPhillips Cummins Inc. Danaher Corporation Deere & Company Devon Energy Corporation Eaton Corporation plc Emerson Electric Co.

EOG Resources, Inc.

Fluor Corporation

General Dynamics Corporation

Halliburton Company

Honeywell International Inc.

Illinois Tool Works Inc.

International Paper Company

Johnson Controls International plc

L3Harris Technologies, Inc.

Northrop Grumman Corporation NOV Inc. Occidental Petroleum Corporation PACCAR Inc. Parker-Hannifin Corporation Schlumberger Limited TechnipFMC plc Textron Inc.

Used to identify and compare executive pay practices such as pay mix, levels and magnitude, competitiveness, prevalence of long-term incentive vehicles, and pay-for-performance plans.

The Human Capital and Compensation Committee considers executive compensation at these companies as just one among several factors in setting pay. The Committee uses the comparative data as a reference point in exercising judgment about compensation types and amounts, generally referencing the median of the appropriate peer group. The use of Reference Group proxy data and published survey data in both the general industry and the energy industry satisfies the need for both statistical validity and industry factors. The Reference Group data is used to assess the competitive market value for executive jobs, assess pay practices, validate targets for pay plans, test the compensation strategy, observe trends, and provide a general competitive backdrop for decision making.

Performance “Peer Group”

The Human Capital and Compensation Committee assesses the Company’s long-term performance in part through PSUs based on the companies in the OSX index (plus TechnipFMC) each year to align with the wider portfolio of Baker Hughes. Because of the technical nature of the industry, cyclical nature of the markets, high labor needs, capital requirements, and changing portfolio, for the PSU awards in 2024, the Human Capital and Compensation Committee believed the oilfield service companies in the OSX index, TechnipFMC and S&P 500 Industrials index (median performing company) provided the best competitive comparison for benchmarking performance over the long-term and competing for similar shareholder investments.

The FCF conversion metric is measured against the OSX index and TechnipFMC, and the TSR modifier is measured against OSX Index, TechnipFMC and S&P 500 Industrials index (median performing company).

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Executive Compensation

The Committee reviews this peer group at least annually, including to consider whether this peer group should evolve over time in conjunction with a shifting portfolio.

Performance Peer Group

Cactus, Inc. ChampionX Corporation Core Laboratories N.V. Dril-Quip Inc. Golar LNG Limited Halliburton Company	Helmerich & Payne, Inc. Nabors Industries Ltd. NOV, Inc. Oceaneering International, Inc. Oil States International, Inc. Schlumberger Limited	TechnipFMC plc Transocean Ltd. USA Compression Partners LP Weatherford International plc S&P 500 Industrials Index (median performing company)[1]

[1]	S&P 500 Industrials index (median performing company) is an additional peer for the TSR Modifier only.

46 2025 Proxy Statement

Executive Compensation

Additional compensation program features and policies
Stock ownership guidelines
The Baker Hughes Board adopted stock ownership guidelines for our executive officers to ensure that they have a meaningful economic stake in the Company. The guidelines are designed to satisfy an individual executive officer’s need for portfolio diversification, while maintaining management stock ownership at levels intended to be high enough to maximize alignment and to assure our shareholders of management’s commitment to value creation. Executive officers are required to hold the number of shares valued at a multiple of their base salary, in the amounts listed below:

Role	Guidelines

Chairman, President and Chief Executive Officer	6X Base Salary

Executive Vice President and Chief Financial Officer	3X Base Salary

Other executive officers reporting to the CEO	2X Base Salary
An executive officer has five years to comply with the ownership requirement starting from the date of appointment to a position noted above. If an executive officer is promoted to a position with a higher ownership salary multiple, the executive officer has five years from the date of the change in position to reach the higher expected stock ownership level but he or she still must meet the prior expected stock ownership level within the original five years of the date first appointed to such prior position. Executive officers who have not met the applicable stock ownership level within the time required are required to hold 75% of the net shares acquired from the future exercise or vesting of awards received under the Company’s equity compensation programs until the ownership levels are met. Executive officers are required to meet their stock ownership requirement by holding at least 30% of their shares in the long position.
The Human Capital and Compensation Committee annually reviews each executive officer’s compensation and stock ownership levels to determine whether they are appropriate. In 2024, all of the NEOs were in compliance with the stock ownership guidelines.
Risk assessment
Baker Hughes conducts an annual review of its compensation programs and practices to assess any inherent risks which are reasonably likely to have a material adverse effect on the Company and presents a report to the Human Capital and Compensation Committee to facilitate a discussion. For purposes of this review, risk was defined as any compensation arrangements for all employees, including NEOs, that could motivate behavior that could be reasonably likely to have a material adverse effect on the Company.
The review evaluates certain areas of potential risk and tools for mitigating risk specifically related to compensation. Overall, the Company’s compensation programs are designed to manage risk at appropriate levels and do not include features which encourage behaviors that lead to excessive risk-taking. The Human Capital and Compensation Committee retains the discretion to increase, reduce, or eliminate payouts under the Baker Hughes Executive Officer Short-Term Incentive Compensation Plan. Generally, under the long-term incentive awards, payouts are eliminated in the event of terminations of employment for cause (as defined in the applicable long-term incentive plan). The long-term incentive awards provide that the awards are subject to the Company’s clawback policy now or hereafter in effect.
Based on the review, the Human Capital and Compensation Committee concluded that our compensation policies and practices do not create risks that are reasonably likely to have a material adverse effect on the Company.
Clawback policy
Following the approval of the SEC rule and Nasdaq listing standard requiring adoption of a clawback policy, Baker Hughes adopted the Baker Hughes Recovery of Compensation Policy in October 2023. The policy applies to current and former Section 16 officers. It provides that the Company will recoup incentive-based compensation in the event of an accounting restatement due to the material noncompliance of the Company with any financial reporting requirement under securities laws. Additionally, it provides that the Company may recoup incentive-based compensation in the event the Board determines the covered executive officer committed misconduct resulting in material inaccuracy in the financial statements or in the performance metrics used for incentive-based compensation.
Policies and practices related to the grant of certain equity awards close in time to the release of material nonpublic information
While the Company has previously granted stock options, the Company does not currently grant new awards of stock options, stock appreciation rights, or similar option-like instruments. Accordingly, the Company has does not have a specific policy or practice on the timing of such awards in relation to the disclosure of material nonpublic information by the Company. In the event the Company determines to grant such awards in the future, the Board and the Human Capital and Compensation Committee will evaluate the appropriate steps to take in relation to the foregoing.

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Compensation Committee report

The Human Capital and Compensation Committee has reviewed and discussed the “Compensation Discussion and Analysis” required by Item 402(b) of Regulation S-K with management. Based upon such review, the related discussions and such other matters deemed relevant and appropriate by the Human Capital and Compensation Committee, the Human Capital and Compensation Committee has recommended to the Board that the Compensation Discussion and Analysis be included in this Proxy Statement.

Human Capital and Compensation Committee:

Cynthia B. Carroll, Chair	Lynn L. Elsenhans
Abdulaziz M. Al Gudaimi	Mohsen M. Sohi
Shirley A. Edwards

48 2025 Proxy Statement

Executive Compensation

Summary compensation table

The following table summarizes the total compensation paid or earned for 2024, 2023, and 2022 by each of the NEOs, comprised of our principal executive officer, our former principal financial officer, and our three other most highly compensated executive officers in each case during the year ended December 31, 2024.

Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards(2)(3) ($)	Non-Equity Incentive Plan Compensation(4) ($)	Change in Pension Value and Nonqualified Deferred Compensation Earnings(5) ($)	All Other Compensation(6) ($)	Total ($)

Lorenzo Simonelli Chairman, President and CEO	2024	1,645,000		12,425,422	4,583,200	(171,000)	1,414,598	19,897,221
	2023	1,589,230		12,588,972	6,328,847	992,907	686,207	22,186,164
	2022	1,542,308		12,056,262	1,632,800		860,218	16,091,588

Nancy Buese (1) Former Executive Vice President and Chief Financial Officer	2024	969,231		3,603,366	1,400,000	7,250	342,440	6,322,286
	2023	919,230		3,776,191	1,330,000	2,721	142,274	6,170,415
	2022	131,538	2,000,000	4,999,998			10,246	7,141,782

Maria Claudia Borras Chief Growth & Experience Officer	2024	957,692		3,088,599	1,261,000	(5,732)	426,556	5,728,116
	2023	950,000		3,236,726	2,566,623	38,128	252,000	7,043,477
	2022	935,000		6,240,012	617,500		318,109	8,110,621

Ganesh Ramaswamy Executive Vice President – IET	2024	896,154		2,573,833	1,395,000	539	216,933	5,082,458
	2023	824,519	2,500,000	4,697,231	1,174,658		102,979	9,299,386
	2022

Georgia Magno Chief Legal Officer	2024	555,959		1,235,452	910,000		215,678	2,917,089
	2023
	2022

The amounts reflected in the “Total ($)” column may not add up to the values in the individual columns due to rounding.

(1)	Ms. Buese ceased to be our Executive Vice President and Chief Financial Officer in February 2025.

(2)

The amount reflected in the “Stock Awards” column is the aggregate grant date fair value of stock awards in the form of PSUs and RSUs granted in the years shown. For RSUs generally the aggregate grant date fair value is the amount that the Company expects to expense for accounting purposes over the award’s vesting schedule and does not correspond to the actual value that the NEOs will realize from the award. For PSUs the aggregate grant date fair value of the awards made to the NEOs is estimated in accordance with FASB ASC Topic 718. The estimated fair value of each grant is established on the date of grant using a Monte Carlo simulation model in a manner that is consistent with generally accepted valuation principles. The value ultimately realized by the executive upon the actual vesting award may or may not be equal to the FASB ASC Topic 718 determined value. For a discussion of valuation assumptions, see “Note 12 – Stock-Based Compensation” of the Notes to Consolidated Financial Statements included in our Annual Report under Item 8 of the Form 10-K for the year ended December 31, 2024. The value of the 2024 PSU awards on the grant date, assuming achievement of the maximum performance level of 225% would be: Mr. Simonelli – $17,157,220; Ms. Buese – $4,170,118; Ms. Borras – $3,574,387; Mr. Ramaswamy – $2,978,656; and Ms. Magno – $1,429,768.

The amount reflected in the “Stock Awards” column may not add up to the values in the “Grants of plan-based awards” table in this Proxy Statement due to rounding.

(3)	The 2023 stock award amount was updated upon identification of a scrivener’s error in the 2023 PSU award agreement leading to an adjustment in valuation.

(4)

The amount reflected in the “Non-Equity Incentive Plan Compensation” column includes the payment earned under our annual bonus program for all the NEOs. Non-equity incentive plan compensation awards which were not earned in 2024 are not included.

(5)

The amounts in this column reflect the change in the present value of the applicable NEO’s accumulated benefits under applicable pension plan(s) and above-market earnings on nonqualified deferred compensation.

•

For Mr. Simonelli and Ms. Borras the amounts include the change in present value of all accumulated benefits under the Baker Hughes Supplementary Pension Plan which is a completely frozen plan (i.e., frozen as to any new participants and to further accumulation of benefits related to futures service) and, for the NEOs, it is primarily a benefit that was fully funded by GE and transferred to Baker Hughes, effective as of December 31, 2018 for service prior to that date. For 2024, the applicable values were: Mr. Simonelli – -$420,103 and Ms. Borras – -$8,591.

•	None of the NEOs will earn future benefits under the Baker Hughes Supplementary Pension Plan for future service to Baker Hughes.

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(6)

We provide NEOs with other benefits that we believe are reasonable, competitive, and consistent with our overall executive compensation program. The costs of these benefits for 2024, minus any reimbursements by the NEOs, are shown in the table below. On occasion/infrequently, spouses or family members of our named executive officers accompany them on chartered aircraft that is already going to a specific destination for business purposes. This use has minimal, if any, incremental cost to the Company.

Name	Life Insurance Premiums ($)	Company Contributions to Retirement & Savings Plans ($)	Financial & Tax Planning ($)	Relocation Benefits ($)	Housing Payment ($)	Dividend Equivalents ($)	Immigration and tax preparation services ($)	Payments towards End of Employment Benefit ($)	Other ($)	Total ($)

Simonelli	4,788	495,054	15,592			892,317	3,550		3,298	1,414,598

Buese	4,549	206,931		6,531		124,429				342,440

Borras	4,549	205,892				216,116				426,556

Ramaswamy	4,190	186,373	15,592			10,779				216,933

Magno	778	16,750			112,143	26,093	4,747	45,352	9,816	215,678

The amounts reflected in the “Total ($)” column may not add up to the values in the individual columns due to rounding.

Life Insurance Premiums: Described under Employee Benefits in this Proxy Statement. For Ms. Magno, this reflects premiums paid into the United States Life Insurance program, following her transfer in September 2024. Prior to this she participated in a universal Italian Life Insurance program.

Company Contributions to Retirement & Savings Plans: The values represent employer matching and employer base contributions that the Company contributed to the Baker Hughes Company 401(k) Plan that is available to all U.S. employees and Company contributions to SRP accounts available to U.S. executives.

Financial and Tax Planning: Expenses for the use of advisors for financial, estate, and tax preparation, as well as planning and investment analysis and advice.

Relocation Benefits: This column reflects the tax gross up for relocation benefits earned by Ms. Buese during 2023 in connection with her one-time relocation to Houston as per her offer of employment.

Housing Payment: This column reflects the payments provided to Ms. Magno in connection with the transfer of her employment to the United States, at the Company’s request. The payments cover housing, utilities and related expenses.

Dividend Equivalents: This column reflects payments for dividend equivalents that accrued as quarterly dividends are declared and that are paid when the RSUs vest.

Immigration and tax preparation services: This column reflects payments made towards expenses in connection with Mr. Simonelli’s and Ms. Magno’s immigration to the United States at the Company’s request, and the tax gross up on these payments.

Payments towards End of Employment Benefit: This column reflects monthly payments towards Ms. Magno’s End of Employment Benefit (“Trattamento di Fine Rapporto”), during the period of her service in Italy, prior to her transfer to the United States in September 2024. All employees in Italy are eligible for this benefit, in accordance with Italian labor law.

Other: This column reflects other benefits provided, none of which individually exceeded the greater of $25,000 nor 10% of the total amounts of perquisites described in this section. For Mr. Simonelli this reflects an award to recognize 30 years of service under the long service award program applicable to all employees. For Ms. Magno this comprises payments towards travel allowances, Company-provided car, fuel vouchers and flexible benefits, all of which she was eligible to under local Italian Collective Bargaining Agreements, during the period of her service in Italy, prior to her transfer to the United States in September 2024.

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Executive Compensation

Grants of plan-based awards in 2024

This table discloses the number of PSUs and RSUs granted during 2024 and the grant date fair value of these awards. It also sets forth potential future payouts under the Company’s non-equity incentive plans.

Name	Grant Date	Award Type	Estimated Future Payouts Under Non- Equity Incentive Plan Awards(1)			Estimated Future Payouts Under Equity Incentive Plan Awards(2)			All Other Stock Awards: Number of Shares of Stock or Units(3) (#)	Grant Date Fair Value of Stock and Option Awards ($)
			Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)

Lorenzo Simonelli	N/A	STI	1,002,575	2,864,500	5,729,000
	2/1/2024	PSU				—	251,484	565,839		7,625,431
	2/1/2024	RSU							167,656	4,799,991

Nancy Buese	N/A	STI	350,000	1,000,000	2,000,000
	2/1/2024	PSU				—	61,124	137,529		1,853,386
	2/1/2024	RSU							61,124	1,749,980

Maria Claudia Borras	N/A	STI	339,500	970,000	1,940,000
	2/1/2024	PSU				—	52,392	117,882		1,588,616
	2/1/2024	RSU							52,392	1,499,983

Ganesh Ramaswamy	N/A	STI	325,500	930,000	1,860,000
	2/1/2024	PSU				—	43,660	98,235		1,323,847
	2/1/2024	RSU							43,660	1,249,986

Georgia Magno	N/A	STI	227,500	650,000	1,300,000
	2/1/2024	PSU				—	20,957	47,153		635,453
	2/1/2024	RSU							20,957	599,999

(1)	Amounts represent potential payouts for the fiscal year 2024 performance year under the short-term incentive plan. If threshold levels of performance are not met, then the payout can be zero.

(2)

Amounts represent grants of PSUs made in 2024. These awards cliff vest after three years if the performance criteria are met. For potential payout information, see the discussion on “Performance Share Units” in the CD&A Section. Dividends are accrued throughout the three-year vest period on PSUs and paid out once the units vest. The dividend rate is determined by the Board on a quarterly basis.

(3)

Amounts shown represent the number of RSUs granted in 2024. Awards generally vest pro rata over a three-year period beginning on the first anniversary of the grant date. Dividends are accrued throughout the year on RSUs and paid out once the units vest. The dividend rate is determined by the Board on a quarterly basis. The Company determines the fair value of RSUs based on the market price of our Common Stock on the date of grant.

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Executive Compensation

Outstanding equity awards at 2024 fiscal year end

The following table shows outstanding stock option awards classified as exercisable and unexercisable as of December 31, 2024 for the NEOs. The table also shows unvested and unearned stock awards assuming a market value of $41.02 per share (the closing market price of the Company’s Common Stock on December 31, 2024, the last trading day of 2024).

	Option Awards					Stock Awards

Name	Option / PSU / RSU Grant Date	Number of Securities Underlying Unexercised Options Exercisable (#)	Number of Securities Underlying Unexercised Options Unexercisable (#)	Option Exercise Price(1) ($)	Option Expiration Date(2)	Number of Shares or Units of Stock that have not Vested (#)		Market Value of Shares or Units of Stock that have not Vested ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights that have not Vested (#)		Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares Units or Other Rights that have not Vested ($)

Lorenzo Simonelli	8/1/2017	374,687		35.70	8/1/2027
	1/22/2018	199,822		35.55	1/22/2028
	1/23/2019	353,218		22.98	1/23/2029
	1/25/2022					52,512	(3)	2,154,042
	1/25/2022								394,196	(6)	16,169,920
	1/24/2023					101,714	(3)	4,172,308
	1/24/2023								228,855	(7)	9,387,632
	2/1/2024					167,656	(3)	6,877,249
	2/1/2024								251,484	(8)	10,315,874

Nancy Buese	11/2/2022					60,409	(3)	2,477,977
	1/24/2023					38,696	(3)	1,587,310
	1/24/2023								58,043	(7)	2,380,924
	2/1/2024					61,124	(3)	2,507,306
	2/1/2024								61,124	(8)	2,507,306

Maria Claudia Borras	7/31/2017	50,362		36.89	7/31/2027
	1/22/2018	55,506		35.55	1/22/2028
	1/23/2019	5,585		22.98	1/23/2029
	1/25/2022					17,902	(3)	734,340
	1/25/2022					107,411	(4)	4,405,999
	1/25/2022								89,588	(6)	3,674,900
	1/24/2023					33,168	(3)	1,360,551
	1/24/2023								49,751	(7)	2,040,786
	2/1/2024					52,392	(3)	2,149,120
	2/1/2024								52,392	(8)	2,149,120

Ganesh Ramaswamy	1/24/2023					27,640	(3)	1,133,793
	1/24/2023					66,334	(5)	2,721,021
	1/24/2023								41,459	(7)	1,700,648
	2/1/2024					43,660	(3)	1,790,933
	2/1/2024								43,660	(8)	1,790,933

52 2025 Proxy Statement

Executive Compensation

	Option Awards					Stock Awards

Name	Option / PSU / RSU Grant Date	Number of Securities Underlying Unexercised Options Exercisable (#)	Number of Securities Underlying Unexercised Options Unexercisable (#)	Option Exercise Price(1) ($)	Option Expiration Date(2)	Number of Shares or Units of Stock that have not Vested (#)		Market Value of Shares or Units of Stock that have not Vested ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights that have not Vested (#)		Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares Units or Other Rights that have not Vested ($)

Maria Georgia Magno	7/31/2017	2,417		36.89	7/31/2027
	1/22/2018	3,552		35.55	1/22/2028
	1/23/2019	10,047		22.98	1/23/2029
	1/25/2022					2,503	(3)	102,673
	1/25/2022								8,349	(6)	342,476
	1/24/2023					5,308	(3)	217,734
	1/24/2023								5,308	(7)	217,734
	2/1/2024					20,957	(3)	859,656
	2/1/2024								20,957	(8)	859,656

(1)	The exercise price is equal to the closing market price of a share of our Common Stock on the grant date.

(2)	Each option grant has a ten-year term and vests ratably over three years beginning on the first anniversary of the grant date.

(3)	Reflects the number of three-year RSUs that will vest ratably over three years beginning on the first anniversary of the grant date.

(4)	Reflects the number of three-year RSUs that will cliff vest on the third anniversary of the grant date.

(5)	Reflects the number of two-year RSUs that will cliff vest on the second anniversary of the grant date.

(6)	Reflects the achievement of performance and service conditions of 166.82% for the three-year FCF and ROIC PSUs which vested in January 2025.

(7)	Reflects the target number of three-year PSUs which are scheduled to vest in January 2026, subject to the achievement of performance and service conditions.

(8)	Reflects the target number of three-year PSUs which are scheduled to vest in January 2027, subject to the achievement of performance and service conditions.

2024 Option exercises and stock vested

The following table sets forth certain information regarding stock awards vested during 2024 for the NEOs.

	Option Awards		Stock Awards

Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting(1) ($)

Lorenzo Simonelli			425,888	13,129,561

Nancy Buese			79,755	2,886,957

Maria Claudia Borras	18,000	162,360	108,418	3,328,392

Ganesh Ramaswamy			13,819	415,123

Georgia Magno			13,719	419,539

(1)	The value realized upon the vesting of the stock awards is determined by multiplying the number of shares of stock by the closing price of the stock on the vesting date.

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Executive Compensation

Pension benefits

The following table discloses the years of credited service of, present single-sum value of the accrued benefits for, and payments during the last fiscal year to each of the NEOs under the Baker Hughes Company Supplementary Pension Plan, and the Baker Hughes Company Pension Plan.

Name	Plan Name	Number of Years Credited Service(1) (#)	Present Value of Accumulated Benefit(2) ($)	Payments During Last Fiscal Year ($)

Lorenzo Simonelli	Baker Hughes Supplementary Pension Plan	24	6,359,937	—

Maria Claudia Borras	Baker Hughes Supplementary Pension Plan	4	384,687	—

Maria Claudia Borras	Baker Hughes Company Pension Plan	2	26,417	—

(1)

For Mr. Simonelli and Ms. Borras this reflects 24 and 4 years of credited service, respectively, under the Baker Hughes Supplementary Pension Plan and is based on the terms of the plan. The Baker Hughes Supplementary Pension Plan is currently frozen and no further years of service will be credited under the plan. The years of credited service for Mr. Simonelli and Ms. Borras reflect 1.5 years of service to Baker Hughes and 22.5 and 2.3 years of service, respectively, to GE prior to July 2017.

(2)

For the valuation method and all material assumptions applied in quantifying the present value of the current accrued benefit, please see “Note 10 – Employee Benefit Plans” of the Notes to Consolidated Financial Statements included in our Annual Report under Item 8 of the Form 10-K for the year ended December 31, 2024.

Benefits under the Baker Hughes Supplementary Pension Plan for our NEOs are generally payable in ten equal annual installments starting on the first day of the month following the later of (1) the NEO’s attainment of age 60 or (2) three completed calendar months after the NEO’s separation from service (or six completed calendar months after separation from service if the NEO is a section 409A specified employee).

Nonqualified deferred compensation

The following table discloses contributions, earnings, and balances to each of the NEOs under the SRP that provide for compensation deferral on a non-tax-qualified basis.

Name	Program	Executive Contributions in Last FY(1) ($)	Registrant Contributions in Last FY(2) ($)	Aggregate Earnings in Last FY ($)	Aggregate Withdrawals / Distributions ($)	Aggregate Balance at Last FY End ($)

Lorenzo Simonelli	SRP	—	464,004	360,716	—	2,636,090

Nancy Buese	SRP	—	175,881	15,165	—	248,021

Maria Claudia Borras	SRP	—	174,842	35,952	—	805,824

Ganesh Ramaswamy	SRP	—	155,323	8,081	—	223,832

Georgia Magno (3)	SRP	—	—	—	—	—

(1)	Amounts shown in the “Executive Contributions in Last FY” column are also included in the “Salary” and “Non-Equity Incentive Plan Compensation” columns of the Summary Compensation Table.

(2)	Amounts shown in the “Registrant Contributions in Last FY” column are also included in the “All Other Compensation” column of the Summary Compensation Table.

(3)	Ms. Magno became an SRP participant in 2025.

Please see “Executive Benefits – Retirement plans” for a narrative description of the material factors necessary to understand the SRP.

Potential payments upon change in control or termination

Some of our compensation plans that apply on the same basis to other eligible employees provide change in control benefits only if an employee is terminated without cause or resigns for good reason (as defined in the applicable arrangements) within 24 months (or, in some cases, 12 months) following a change in control. Baker Hughes does not provide excise tax gross-ups on any payments associated with a change in control.

The following summary generally describes compensation that would have been payable to our NEOs had a change in control and/or a termination triggering the payments occurred on December 31, 2024.

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Payments upon involuntary termination of employment in connection with a change in control

Under the Baker Hughes Company Executive Officer Short-Term Incentive Compensation Plan, in the event of a change in control and involuntary termination, the participant will receive an amount equal to his or her annual target bonus for the year of termination multiplied by a fraction, the numerator of which equals the number of days that have elapsed since the beginning of the performance period through and including the date of termination, and the denominator of which equals the number of days in the performance period. Payment of such prorated award will be made within 60 days following termination of employment.

Under the Baker Hughes Company 2021 Long-Term Incentive Plan (the “2021 LTIP”) there is no prescribed treatment for outstanding equity awards, though the Human Capital and Compensation Committee has discretion to take actions it deems necessary. The equity award agreements provide that, in the event of a change in control, a covered transaction and involuntary termination during the 24-month period following a change in control or a covered transaction, restrictions on all RSUs will immediately lapse. On a termination within 24 months following a change in control, the services restrictions on all PSUs will immediately lapse and the satisfaction of performance conditions will be fixed at target. Further, the PSU award agreements specify in the event of a qualifying involuntary termination within 24 months following and in connection with a covered transaction the services restrictions on such PSUs will immediately lapse and the satisfaction of performance conditions will be fixed at target or, if greater, at the actual performance through the date of the covered transaction.

Under the Baker Hughes Company Executive Change in Control Plan, in the event of a change in control and involuntary termination during the two-year period following a change in control, the selected executive officers will be entitled to the following:

•

A cash severance benefit in an amount equal to the participant’s applicable multiple (ranging from 1.5 to 2.5); multiplied by the executive’s annualized base salary in effect immediately prior to (1) a change in control, (2) the first event or circumstance constituting “good reason” for the executive to terminate employment, or (3) the executive’s termination of employment, whichever is greatest (the “highest base salary”). The applicable multiples are 2.5 for Mr. Simonelli and 2.0 for the other NEOs.

•

A cash severance benefit in an amount equal to the executive’s target percentage under the executive’s bonus for the year of his or her termination of employment year multiplied by his or her highest base salary, multiplied by the executive’s applicable multiple (ranging from 1.5 to 2.5). The applicable multiples are 2.5 for Mr. Simonelli and 2.0 for the other NEOs.

•

A cash severance benefit in an amount equal to the executive’s target percentage under the executive’s bonus for the year of his or her termination of employment year multiplied by his or her highest base salary, prorated to the executive’s employment termination date. If the executive’s employment termination date occurs during the same calendar year in which a change in control occurs, this pro-rata bonus payment will be offset by any payments received by the executive under the Baker Hughes Executive Officer Short-Term Incentive Compensation Plan (or successor or additional annual incentive plan) in connection with the change in control.

•

If the executive is a specified employee within the meaning of Section 409A of the Internal Revenue Code, a cash severance benefit in an amount equal to interest that would be earned on the foregoing cash severance benefits for the period commencing on the date of the executive’s separation from service until the date of payment of such amounts, calculated using an interest rate equal to the Secured Overnight Financing Rate published by the Federal Reserve Bank of New York for the date of the executive’s separation from service plus two percentage points.

•

For the applicable continuation period (ranging from 1.5 years to 2.5 years) following the executive’s termination of employment date, accident and health insurance coverage for the executive and his or her dependents substantially similar to the coverage in effect immediately prior to the termination of employment date and at no greater cost to the executive than applied to the executive immediately prior to the termination of employment date, reduced to the extent that benefits of the same type are received by the executive during the continuation period. The applicable continuation periods of time are 2.5 for Mr. Simonelli and 2.0 for the other NEOs.

•

If the executive would have become entitled to benefits under the Company’s post-retirement health care program had his or her employment continued during the foregoing applicable continuation period, the executive will be entitled to coverage under such post-retirement health care program as in effect immediately prior to the employment termination date or, if more favorable to the executive as in effect immediately prior to the executive’s termination of employment date or the first occurrence of an event or circumstance constituting good reason for the executive to terminate employment.

The cash severance payments under the Executive Change in Control Severance Plan will be made on the date that is six months following the date of the executive’s separation from service unless the executive is not a specified employee within the meaning of Section 409A of the Internal Revenue Code, in which case the payments will be made within 30 days after the date of the executive’s separation from service.

If any portion of the payments or benefits provided to or for the benefit of the executive under the Executive Change in Control Severance Plan or which the executive otherwise receives or is entitled to receive from the Company or any successor would be subject to the excise tax imposed by Section 4999 of the Internal Revenue Code, or any interest, penalties or additions to tax with respect to such excise tax (such excise tax, together with any interest, penalties or additions to tax with respect to such excise tax, is herein collectively referred to as the “excise tax”), then generally such total payments will be reduced so that no portion of such total payments will be subject to the excise tax.

“Change in control” under the compensation arrangements generally means:

•

a merger or consolidation of the Company with any other entity, unless the voting securities of the Company continue to represent at least 50% of the total voting power represented by the voting securities of the Company or such surviving entity or its parent; or

55

Executive Compensation

•

the acquisition of at least 50% of the total voting power represented by the Company’s then-outstanding voting securities, other than any acquisition directly from the Company or by the Company (in some cases the 50% threshold is 30%, disregarding any acquisition directly or indirectly from General Electric Company); or

•

a sale or disposition by the Company of all or substantially all of its assets, other than a sale or disposition to an entity at least 50% of the combined voting power of the voting securities of which are owned by shareholders of the Company in substantially the same proportions as their ownership of the Company; or

•

a majority of members of the Board is replaced during any 12-month period by directors whose appointment or election is not endorsed by a majority of the members of the Board before the date of the appointment or election.

The applicable definition of change in control is set forth in the 2021 LTIP, award agreements under the 2021 LTIP, the Baker Hughes Company Executive Officer Short-Term Incentive Compensation Plan, and the Executive Change in Control Plan.

“Covered transaction” generally means transaction other than a change in control that, in the determination of the Human Capital and Compensation Committee in its sole discretion, involves either (i) the formation of a joint venture to which the Company contributes assets or businesses comprising at least 30% of the Company (as measured in terms of assets, revenue, cash flow, net income and/or other parameters, in the discretion of the Committee) (a “Covered Business”) and in which the Company retains an equity interest of at least 40%, or (ii) the disposition to the Company’s shareholders of a Covered Business.

Payments upon involuntary termination of employment not in connection with a change in control

The Baker Hughes Company Executive Severance Plan provides that, on an involuntary termination of employment, executive officers generally receive severance pay equal to 12 months of base salary and outplacement. The Baker Hughes Company Executive Officer Short-Term Incentive Compensation Plan provides that an executive officer is eligible to receive an amount equal to the executive officer’s earned annual bonus, prorated based on the number of days that the executive officer participated in the short-term incentive plan during the calendar year. Employees are also generally provided 3 months of health insurance benefits. Mr. Simonelli is eligible for benefits under the Baker Hughes Company Executive Severance Plan plus (a) an additional six months of base salary and (b) 1.5 times the greater of the last annual bonus and the average of the last three year bonuses. Any amounts payable under the Executive Severance Plan are reduced by the amount of any severance payments payable to the executive officer under any other plan, program or individual contractual arrangement.

Pursuant to the equity award agreements, awards that have been held for at least one year would receive the following treatment: a pro-rata portion of RSUs would immediately lapse, a pro-rata portion of unvested options would become immediately vested and exercisable, and a pro-rata portion of PSUs would be deemed to have satisfied the service condition and would remain eligible to vest subject to the attainment of the specified performance conditions.

If the executive officer’s employment was involuntarily terminated by Baker Hughes without cause on December 31, 2024, the executive officer would have received the following:

•	all outstanding RSUs that have been held for at least one year would have become vested on a pro-rata basis and become non-forfeitable;

•	all outstanding stock options that have been held for at least one year would have become vested on a pro-rata basis and exercisable; and

•

all outstanding PSUs that have been held for at least one year would have satisfied the service condition on a pro-rata basis and would remain eligible to vest subject to the attainment of performance conditions.

Payments in the event of a change in control without termination of employment

If a change in control were to have occurred on December 31, 2024, or any other date, and the executive officers did not incur a termination of employment the executive officers would not have been entitled to any payments in connection with the change in control. However, PSUs would have been deemed to have satisfied their performance condition at target performance. For all PSUs the awards would still be subject to their respective service conditions.

Payments in the event of a change in control and termination of employment by the executive officer for good reason or by the Company or its successor without cause

In addition to the benefits described above under “Payments Upon Involuntary Termination of Employment Not In Connection With a Change in Control,” if an executive officer is terminated without cause or terminates employment for good reason within 24 months (12 months in some cases) following a change in control, pursuant to the equity award agreements, restrictions on all RSUs would have immediately lapsed, any unvested options would have immediately vested and become exercisable, the service restrictions on all PSUs would have immediately lapsed and the satisfaction the performance conditions would have been fixed at target.

Termination of employment for any reason

If an executive officer had terminated employment with us on December 31, 2024 for any reason, including resignation or involuntary termination of employment for cause, the executive officer would have been entitled to receive those vested benefits to which the executive officer is entitled under the terms of the employee benefit plans in which the executive officer is a participant as of the executive officer’s date of termination of employment.

56 2025 Proxy Statement

Executive Compensation

Payments upon disability

If the executive officer had terminated employment with us on December 31, 2024 due to disability, the executive officer would have received the following:

•	all outstanding RSUs that have been held for at least one year would have become fully vested and non-forfeitable;

•	all outstanding PSUs that have been held for at least one year would have satisfied the service condition and would remain eligible to vest subject to the performance condition; and

•	an amount equal to the executive officer’s annual target bonus under the short-term incentive plan.

Payments upon death

If an executive officer had terminated employment with us on December 31, 2024 due to death, the executive officer would have received the following:

•	all outstanding RSUs would have become fully vested and non-forfeitable;

•	all outstanding PSUs would have satisfied the service condition and would remain subject to the performance condition; and

•	an amount equal to the executive officer’s annual target bonus under the short-term incentive plan.

Payments upon retirement

If an executive officer retired on December 31, 2024, then all outstanding RSUs and PSUs are cancelled.

Potential payments upon termination or a change in control

The table below assumes for each of our current NEOs a termination date or change-in-control date of December 31, 2024, the last day of the fiscal year. The value of equity compensation awards (accelerated vesting of stock options and restricted stock awards/units) is based on the closing price of our Common Stock of $41.02 on Nasdaq on December 31, 2024, the last trading day of 2024. Our NEOs do not have contractual entitlements to benefits for trigger events not listed in the table.

	Lorenzo Simonelli ($)	Nancy Buese ($)	Maria Claudia Borras ($)	Ganesh Ramaswamy ($)	Georgia Magno ($)

Payments in the Event of a Change in Control and Termination of Employment With Good Reason or by the Company Without Cause

Severance Payment	11,373,750	4,000,000	3,880,000	3,720,000	2,600,000

Short-Term Incentive Plan Bonus	2,864,500	1,000,000	970,000	930,000	650,000

Outplacement Services	35,000	35,000	35,000	35,000	35,000

Continuation of Health and Life Insurance Benefits	31,429	53,409	51,249	52,636	5,183

Interest Paid for Section 409A Six-Month Delay	456,003	161,065	156,264	149,883	104,947

Accelerated Vesting of RSUs / PSUs (1)	32,907,105	11,460,824	12,839,916	9,137,328	2,257,454

Dividend Equivalents (2)	1,011,003	368,746	516,833	292,750	58,288

Supplemental Retirement Plan (3)	—	23,569	—	19,781	—

Best of Net Tax Adjustment (4)	(4,086,364)	(2,433,249)	—	—	—

TOTAL	44,592,426	14,669,363	18,449,262	14,337,378	5,710,871

Payments upon a Change in Control Without Termination of Employment

Supplemental Retirement Plan (3)	—	23,569	—	19,781	—

TOTAL	—	23,569	—	19,781	—

Payments upon Disability

Short-Term Incentive Plan Bonus	2,864,500	1,000,000	970,000	930,000	650,000

Accelerated Vesting of RSUs / PSUs (5)	15,713,983	6,446,211	8,541,677	5,555,462	538,141

Dividend Equivalents (2)	658,925	266,057	428,814	219,401	23,080

Supplemental Retirement Plan (3)	—	23,569	—	19,781	—

TOTAL	19,237,408	7,735,838	9,940,491	6,724,644	1,211,221

57

Executive Compensation

	Lorenzo Simonelli ($)	Nancy Buese ($)	Maria Claudia Borras ($)	Ganesh Ramaswamy ($)	Georgia Magno ($)

Payments upon Death

Short-Term Incentive Plan Bonus	2,864,500	1,000,000	970,000	930,000	650,000

Accelerated Vesting of RSUs / PSUs (6)	32,907,105	11,460,824	12,839,916	9,137,328	2,257,454

Dividend Equivalents (2)	1,011,003	368,746	516,833	292,750	58,288

Supplemental Retirement Plan (3)	—	23,569	—	19,781	—

TOTAL	36,782,608	12,853,139	14,326,749	10,379,859	2,965,741

Payments upon Involuntary Termination of Employment Not in Connection with a Change in Control

Severance Payment	8,310,900	1,000,000	970,000	930,000	650,000

Short-Term Incentive Plan Bonus	2,864,500	1,000,000	970,000	930,000	650,000

Outplacement Services	35,000	35,000	35,000	35,000	35,000

Continuation of Health and Life Insurance Benefits	3,143	6,676	6,406	6,580	648

Accelerated Vesting of RSUs / PSUs (7)	9,884,515	2,455,201	6,884,193	3,344,625	333,022

Dividend Equivalents (2)	425,508	97,920	360,088	132,089	14,827

TOTAL	21,523,566	4,594,797	9,225,687	5,378,294	1,683,497

The amounts reflected in the totals may not add up to the values in the individual columns due to rounding.

(1)	All service-based restrictions on RSUs and PSUs would have immediately lapsed. Attainment of the performance conditions would be fixed at target for PSUs.

(2)	Values include the quarterly dividend equivalents that would have been due upon the vesting of the RSUs and the PSUs.

(3)	Ms. Buese and Mr. Ramaswamy joined the SRP in 2023 and hold unvested funds in the plan which would vest as a result of the events indicated in the table.

(4)	Reflects the aggregate impact of the best-of-net tax adjustment for Section 4999 as prescribed under the Executive Change in Control Plan.

(5)

All outstanding RSUs that have been held for at least one year would have become fully vested and non-forfeitable and PSUs would have satisfied their respective service conditions and would continue to vest subject to their respective performance conditions.

(6)

All outstanding RSUs would have become fully vested and non-forfeitable. All outstanding PSUs would have satisfied their respective service conditions and would continue to vest subject to their respective performance conditions.

(7)

All outstanding RSUs that have been held for at least one year would have become vested on a pro-rata basis and non-forfeitable and PSUs would have satisfied their respective service conditions on a pro-rata basis and would continue to vest subject to their respective performance conditions.

In addition to the benefits listed above, certain NEOs have pension benefits and nonqualified deferred compensation plan benefits that would have become payable had the NEOs incurred terminations of employment (for any reason) on December 31, 2024. These benefits are fully disclosed earlier in this Proxy Statement under the headings “Pension Benefits” and “Nonqualified Deferred Compensation.” Had our NEOs incurred terminations of employment on December 31, 2024, the forms and amounts of any such payments or benefits would not have been enhanced and there would have been no vesting or other accelerations in connection with such terminations of employment, other than indicated in note (3) above with regards to Ms. Buese and Mr. Ramaswamy. As of December 31, 2024, all of our NEOs with the exception of Ms. Buese and Mr. Ramaswamy, had fully non-forfeitable interests in any such pension benefits and nonqualified deferred compensation plan benefits without regard to the occurrence of their terminations of employment and/or a change in control.

58 2025 Proxy Statement

Executive Compensation

CEO pay ratio disclosure

Provisions of the Dodd-Frank Act and regulations that were amended pursuant thereto (the “Pay Ratio Rule”) require U.S. public companies to disclose the ratio of their CEO’s compensation to that of their median employee. The Pay Ratio Rule permits a company to identify the “median employee” once every three years, so long as there have been no changes in the Company’s employee population or employee compensation arrangements that would result in a significant change to the Company’s pay ratio disclosure. Our ending fiscal year 2024 headcount remained comparable with our employee population over the previous fiscal period, and we did not undertake significant changes to executive or employee compensation arrangements during 2024. The median employee identified for the 2023 fiscal year pay ratio calculations had similar and consistent compensation during fiscal year 2024; therefore, the same median employee used for the fiscal year 2023 pay ratio calculations was used for the fiscal year 2024 pay ratio calculation, as permitted by the Pay Ratio Rule.

We have estimated the median of the 2024 annual total compensation of our employees, excluding our CEO, to be $74,104. The 2024 annualized total compensation of our Chairman, CEO and President, Lorenzo Simonelli, was $19,897,221. The ratio of the annualized total compensation of Mr. Simonelli to the estimated median of the annual total compensation of our employees was 269 to 1. We believe this pay ratio is a reasonable estimate calculated in a manner consistent with SEC rules.

59

Executive Compensation

Pay versus Performance
In this section, we are including the required disclosure for pay versus performance as defined by the SEC for our principal execut
iv
e officer (“PEO”) and
Non-PEO
NEOs and Company performance for the fiscal years listed below.

									Value of Initial Fixed $100 Investment Based On: (5)

Year (1)	Summary Compensation Table Total PEO		Compensation Actually Paid to PEO (3)		Average Summary Compensation Table Total for Non- PEO NEOs		Average Compensation Actually Paid to Non-PEO NEOs (3)		Baker Hughes TSR	OSX Index TSR	Net Income (Loss) $MM	Adjusted EBITDA (6) $MM

2024	$19,897,221		$43,208,733		$5,012,487		$8,757,543		$186	$ 93	$2,979	$4,591

2023	$22,186,164	(2)	$28,115,147	(4)	$5,292,423	(2)	$5,564,396	(4)	$151	$107	$1,943	$3,763

2022	$16,091,588		$14,511,432		$6,533,381		$5,987,467		$127	$107	$(601)	$2,981

2021	$15,646,452		$21,790,884		$5,751,387		$7,226,540		$101	$ 67	$(219)	$2,681

2020	$15,313,021		$ 8,230,793		$4,815,026		$2,079,825		$ 85	$ 57	$(9,940)	$2,357

(1)	For fiscal years 2024, 2023, 2022, 2021 and 2020, Mr. Simonelli was the PEO for the Company.

(2)	The Summary Compensation Table Totals for 2023 were updated as explained in the footnotes to the Summary Compensation Table.

(3)
Compensation Actually Paid (“CAP”) is the Summary Compensation Table (“SCT”) total value for the period shown with adjustments for equity awards and pension (as described in mor
e
detail in the reconciliation table for our PEO and
non-PEOs
below). CAP reflects equity awards based on the
mark-to-market
valuation under ASC Topic 718: Compensation — Stock Compensation for each period in the above table. Pension values for CAP reflect the pension service cost as used in the financial statements for each period shown in the above table.

(4)	The values reflecting under CAP for 2023 were updated upon identification of a scrivener’s error in the 2023 PSU award agreement leading to an adjustment in valuation.

(5)
The Company calculates TSR with a base investment of $100 in a manner consistent with the stock performance graph disclosure requirements under Item 201(e) of Regulation
S-K
and is cumulative for the measurement periods beginning on December 31, 2019 and ending on December 31 of each 2024, 2023, 2022, 2021 and 2020, respectively. The peer group used for comparison for each of the fiscal years 2024, 2023, 2022, 2021 and 2020 is the Philadelphia Oil Service (“OSX”) Index.

(6)
We determined Adjusted EBITDA to be the most important financial performance measure used to link Company performance to Compensation Actually Paid to our PEO and
Non-PEO
NEOs in 2024. Adjusted EBITDA is a key measure in our Short-Term Incentive Plan and influences payouts across our compensation programs. Adjusted EBITDA is a non-GAAP
measure. A reconciliation of GAAP to
non-GAAP
measures is included in the Proxy Statement in Annex A.

The PEO Summary Compensation Table to CAP reconciliation is summarized in the following table:

Year	SCT Total for PEO	Minus SCT Change in Pension Value for PEO	Plus Pension Value Service Cost (1)	Minus SCT Equity for PEO	Plus EOY* Fair Value of Equity Awards Granted During Fiscal Year that are Outstanding and Unvested at EOY	Plus (Minus) Change from BOY* to EOY in Fair Value of Awards Granted in Any Prior Fiscal Year that are Outstanding and Unvested at EOY	Plus Fair Value at Vesting Date of Awards Granted and Vested During the Fiscal Year	Plus (Minus) Change in Fair Value from BOY to Vesting Date of Awards Granted in Any Prior Fiscal Year that Vested During the Fiscal Year	Minus Fair Value at BOY of Awards Granted in Prior Year that were Forfeited During the Fiscal Year	Value of Dividends or Other Earnings Paid on Stock or Option Awards not Otherwise Reflected in Fair Value or Total Compensation	PEO CAP

2024	19,897,221	(171,000)	—	12,425,422	21,433,752	5,332,118	—	8,800,064	—	—	43,208,733

2023	22,186,164	992,907	—	12,588,972	15,121,517	2,022,918	—	2,366,427	—	—	28,115,147

2022	16,091,588	—	—	12,056,262	11,277,242	149,308	—	(950,444)	—	—	14,511,432

2021	15,646,452	—	—	10,856,292	13,182,502	2,328,558	—	1,489,664	—	—	21,790,884

2020	15,313,021	2,119,972	—	9,807,294	9,831,986	(2,258,812)	—	(2,728,136)	—	—	8,230,793
*“EOY” = End of Year, “BOY” = Beginning of Year

60 2025 Proxy Statement

Executive Compensation

The Average Other NEOs Summary Compensation Table to CAP reconciliation is summarized in the following table:

Year	SCT Total for Average Other NEOs	Minus SCT Change in Pension Value for Average Other NEOs	Plus Pension Value Service Cost (1)	Minus SCT Equity for Average Other NEOs	Plus EOY Fair Value of Equity Awards Granted During Fiscal Year that are Outstanding and Unvested at EOY	Plus (Minus) Change from BOY to EOY in Fair Value of Awards Granted in Any Prior Fiscal Year that are Outstanding and Unvested at EOY	Plus Fair Value at Vesting Date of Awards Granted and Vested During the Fiscal Year	Plus (Minus) Change in Fair Value from BOY to Vesting Date of Awards Granted in Any Prior Fiscal Year that Vested During the Fiscal Year	Minus Fair Value at BOY of Awards Granted in Prior Year that were Forfeited During the Fiscal Year	Value of Dividends or Other Earnings Paid on Stock or Option Awards not Otherwise Reflected in Fair Value or Total Compensation	Average Other NEOs CAP

2024 (1)	5,012,487	514	—	2,625,312	4,416,916	1,390,290	—	563,677	—	—	8,757,543

2023 (2)	5,292,423	43,117	—	2,641,397	2,765,060	360,489	—	248,028	(417,089)	—	5,564,396

2022 (3)	6,533,381	—	—	4,542,718	4,004,019	104,392	—	(111,607)	—	—	5,987,467

2021 (4)	5,751,387	—	—	2,678,371	3,247,540	540,265	—	365,719	—	—	7,226,540

2020 (5)	4,815,026	289,148	—	2,348,778	1,629,713	(474,998)	—	(735,786)	(516,205)	—	2,079,825

(1)	The average CAP for 2024 comprised of compensation for Ms. Buese, Ms. Borras, Mr. Ramaswamy, and Ms. Magno.

(2)	The average CAP for 2023 comprised of compensation for Ms. Buese, Ms. Borras, Mr. Ramaswamy, Mr. Apostolides, Mr. Christie, and Ms. Jones.

(3)	The average CAP for 2022 comprised of compensation for Mr. Worrell, Ms. Buese, Ms. Borras, Mr. Christie, and Mr. Saunders.

(4)	The average CAP for 2021 comprised of compensation for Mr. Worrell, Ms. Borras, Mr. Christie, and Mr. Saunders.

(5)	The average CAP for 2020 comprised of compensation for Mr. Worrell, Ms. Borras, Mr. Christie, Mr. Ukpong, Mr. Mathieson, and Mr. Marsh.
In addition to the tabular disclosure above, the following is an unranked list of the most important performance measures that link Compensation Actually Paid to Company performance.

Most Important Performance Measures

Adjusted EBITDA

FCF

ROIC

Relative TSR

61

Executive Compensation

Pay versus Performance CAP Comparisons
Each of the following charts shows the relationship between CAP and the required performance measures in the tabular disclosure; Baker Hughes TSR (value of initial fixed $100 investment), Net Income (loss), and Adjusted EBITDA (Company Selected Measure). The first chart shows the relationship between Baker Hughes TSR and its peer group TSR (value of initial fixed $100 investment). The Human Capital and Compensation Committee does not use Net Income as a standalone metric to directly determine pay outcomes. Instead, the Committee believes that Adjusted EBITDA better reflects the Company’s performance and aligns executives’ interests with shareholders’ interests as it relates to the Company’s strategic priorities.

62 2025 Proxy Statement

Executive Compensation

CAP vs. Adjusted EBITDA 2020-2024
Annual Adjusted EBITDA ($B)
Compensation Actually Paid ($ Mil.)
$5
$4
$3
$2
$1
$0
$50
$40
$30
$20
$10
$0
$2.36
$2.68
$2.98
$3.76
$4.59
$8.2
$2.1
$21.8
$7.2
$14.5
$6.0
$28.1
$5.6
$43.2
$8.8
2020
2021
2022
2023
2024
CAP to PEO
CAP to Other NEOs
Adjusted EBITDA

63

Executive Compensation

Human Capital and Compensation Committee interlocks and insider participation
From January 1, 2024 until May 12, 2024, the members of the Human Capital and Compensation Committee con si
sted of Mmes. Carroll (Chair), Elsenhans, and Connors, Mr. Al Gudaimi and Dr. Sohi. From May 13, 2024 until May 21, 2024, the Human Capital and Compensation Committee consisted of Mmes. Carroll (Chair) and Elsenhans, Mr. Al Gudaimi, and Dr. Sohi. Beginning on May 22, 2024 through the remainder of 2024, the Human Capital and Compensation Committee consisted of Mmes. Carroll (Chair), Edwards, and Elsenhans, Mr. Al Gudaimi, and Dr. Sohi. During 2024, none of the members of the Human Capital and Compensation Committee served as an officer or employee of the Company, was formerly an officer of the Company or had any relationship requiring disclosure under Item 404 of Regulation
S-K
concerning transactions with related persons. In addition, during 2024, none of the Company’s executive officers served as a member of a compensation committee or board of directors of any other entity which had an executive officer serving as a member of the Company’s Board or Human Capital and Compensation Committee.

64 2025 Proxy Statement

Proposal 2

Advisory vote related to the Company’s executive compensation program

The Board of Directors recommend that you vote FOR the compensation programs of the NEOs on an advisory basis

The Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010, or the Dodd-Frank Act, enables our shareholders to approve, on an advisory basis, the compensation of our NEOs as disclosed in this Proxy Statement in accordance with the SEC’s rules. The proposal, commonly known as a “Say on Pay” proposal, gives our shareholders the opportunity to express their views on the Company’s executive compensation. Because this is an advisory vote, this proposal is not binding upon the Company.

In the 2024 proxy advisory vote, 95.2% of the voted shares supported the compensation of our named executive officers.

The Human Capital and Compensation Committee, which is responsible for designing and administering the Company’s executive compensation program, values the opinions expressed by shareholders in their vote on this proposal.

We believe that our compensation policies and decisions are focused on pay-for-performance principles, as well as being strongly aligned with the long-term interests of our shareholders and being competitive in the marketplace. As discussed previously in the CD&A, the Company’s principal compensation policies, which enable the Company to attract and retain strong and experienced executive officers, include:

•	providing a significant percentage of total compensation that is variable because it is at-risk, and based on predetermined performance criteria;

•	requiring significant stock holdings to align the interests of executive officers with those of shareholders;

•	designing competitive total compensation and rewards programs to enhance our ability to attract and retain knowledgeable and experienced executive officers; and

•	setting compensation and incentive levels that reflect competitive market practices.

We are asking our shareholders to indicate their support for our NEO compensation program as described in this Proxy Statement. This is an advisory vote to approve NEO compensation. This vote is not intended to address any specific item of compensation, but rather the overall compensation of our NEOs and the philosophy, policies, and practices described in this Proxy Statement. Accordingly, we ask our shareholders to vote FOR the following resolution at the Annual Meeting:

“RESOLVED, that the Company’s shareholders approve, on an advisory basis, the compensation of the NEOs, as disclosed pursuant to Item 402 of Regulation S-K, including the Compensation Discussion & Analysis, compensation tables and narrative disclosures.”

The Board has adopted a policy to provide for annual say on pay votes.

65

Audit committee report

The Audit Committee assists the Board in overseeing matters relating to the accounting and reporting practices of the Company, the adequacy of the Company’s disclosure controls and internal controls, the quality and integrity of the quarterly and annual financial statements of the Company, the performance of the Company’s internal audit function, and the review and pre-approval of the current year audit and non-audit services. In addition, the Audit Committee oversees the Company’s risk management and compliance programs relating to legal and regulatory requirements. The Audit Committee also is responsible for the selection and hiring of the Company’s independent registered public accounting firm. To promote independence of the audit, the Audit Committee consults separately and jointly with the Company’s independent registered public accounting firm, the internal auditors, and management.

During the year ended December 31, 2024, the Audit Committee held five meetings and otherwise met and communicated with management and with KPMG LLP (“KPMG”), the Company’s Independent Registered Public Accounting Firm for 2024. The Audit Committee discussed with KPMG the matters required to be discussed by the applicable requirements of the Public Company Accounting Oversight Board (“PCAOB”) and the Securities and Exchange Commission (“SEC”), including information regarding the scope and results of the audit and other matters required to be discussed by PCAOB Auditing Standard No. 1301, “Communications with Audit Committees.” The Audit Committee also discussed with KPMG its independence from the Company and received the written disclosures and the letter from KPMG concerning independence as required by the PCAOB Ethics and Independence Rule 3526 “Communication with Audit Committees Concerning Independence.” In considering KPMG’s independence, the Audit Committee noted that KPMG only provided to the Company audit and audit related services and certain assurance and attestation services, including readiness assessments, and no tax services.

The Audit Committee reviewed and discussed with management the Company’s financial results prior to the release of earnings. In addition, the Audit Committee reviewed and discussed with management, the Company’s internal auditors, and KPMG, the interim financial information included in the March 31, 2024, June 30, 2024, and September 30, 2024 Form 10-Qs prior to their being filed with the SEC. The Audit Committee also reviewed and discussed the Company’s audited financial statements for the year ended December 31, 2024 (the “Audited Financial Statements”) with management, the Company’s internal auditors, and KPMG. KPMG informed the Audit Committee that the Company’s Audited Financial Statements are presented fairly, in all material respects, in conformity with accounting principles generally accepted in the United States of America. KPMG also informed the Audit Committee that the Company maintained, in all material respects, effective internal control over financial reporting as of December 31, 2024, based on criteria established in Internal Control – Integrated Framework (2013) issued by the Committee of Sponsoring Organizations of the Treadway Commission. The Audit Committee also monitored and reviewed the Company’s procedures and policies relating to the requirements of Section 404 of The Sarbanes Oxley Act and related regulations.

Based on the review and discussions referred to above, and such other matters deemed relevant and appropriate by the Audit Committee, the Audit Committee recommended to the Board, and the Board approved, that the Audited Financial Statements be included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2024 for filing with the SEC.

John G. Rice, Chair

Gregory D. Brenneman

Cynthia B. Carroll

Shirley A. Edwards

Mohsen M. Sohi

66 2025 Proxy Statement

Fees paid to KPMG LLP

The Audit Committee appointed KPMG as the Company’s independent registered public accountant to audit the financial statements of the Company and its consolidated subsidiaries for the fiscal years ended on December 31, 2024 and December 31, 2023.

KPMG billed or will bill the Company or its subsidiaries for the aggregate fees set forth in the table below for services provided related to fiscal years 2024 and 2023. The following table presents fees for professional audit services rendered by KPMG for the audit of the annual consolidated financial statements and statutory financial statements of the Company for the years ended December 31, 2024 and December 31, 2023 and fees billed for other services rendered by KPMG during those periods. All fees were approved by the Audit Committee pursuant to its pre-approval policy.

KPMG (in millions)	2024	2023

Audit fees (1)	$23.7	$24.4

Audit-related fees (2)	0.6	1.0

Tax fees	—	—

All other fees (3)	0.1	0.3

Total	$24.3	$25.7

The amounts reflected in the totals may not add up to the values in the individual columns due to rounding.

(1)

Audit fees include fees related to the audit of the Company’s annual financial statements, the audit of the effectiveness of the Company’s internal controls over financial reporting and the reviews of the Company’s quarterly financial statements. This category also includes audits of many of our subsidiaries to comply with statutory requirements in foreign countries.

(2)	Audit-related fees are primarily for professional services not directly related to the Company’s annual financial statements, including ESG assurance and other attestation services.

(3)	All other fees includes other assurance and attestation services, including readiness assessments.

Pre-approval policies and procedures

The Audit Committee has the sole authority and responsibility to select, evaluate, compensate, and oversee the work of any registered public accounting firm engaged for the purpose of preparing or issuing an audit report or performing other audit, review, or attestation services for the Company (including resolution of disagreements between management and the auditor regarding financial reporting). The independent auditor and each such registered public accounting firm reports directly to the Audit Committee. The Audit Committee also has the sole authority to approve all audit engagement fees and terms and the Audit Committee, or the chair of the Audit Committee, must pre-approve any audit and non-audit service provided to the Company by the Company’s independent auditor. All of the services and related fees described above under “audit fees,” “audit-related fees,” “tax fees,” and “all other” were approved by the Audit Committee pursuant to Section 202 of the Sarbanes-Oxley Act.

67

Proposal 3

Ratification of the Company’s independent registered public accounting firm

The Board of Directors recommend that you vote FOR the ratification of the selection of KPMG LLP as the Company’s independent registered public accounting firm for 2025.

The Audit Committee has selected the firm of KPMG LLP as our independent registered public accounting firm to audit the Company’s books and accounts for the year ending December 31, 2025. KPMG LLP served as our Independent Registered Public Accounting Firm for fiscal year 2024. While the Audit Committee is responsible for the selection, evaluation, compensation, and oversight of the independent registered public accounting firm, we are requesting, as a matter of good corporate governance, that the shareholders ratify the appointment of KPMG LLP as our principal independent registered public accounting firm. If the shareholders fail to ratify the selection, the Audit Committee will reconsider whether to retain KPMG LLP and may retain that firm or another without re-submitting the matter to our shareholders. Even if the appointment is ratified, the Audit Committee may, in its discretion, direct the appointment of a different independent registered public accounting firm at any time during the year if it determines that such change would be in the Company’s best interests and in the best interests of our shareholders.

KPMG LLP’s representatives will be present at the Annual Meeting and will have an opportunity to make a statement, if they so desire, as well as to respond to appropriate questions asked by our shareholders.

68 2025 Proxy Statement

General information

This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors of Baker Hughes Company, a Delaware corporation, to be voted at the Annual Meeting scheduled to be held on May 20, 2025 and at any and all reconvened meetings after adjournments thereof. It is possible that an adjournment or postponement may be necessary due to a national emergency that makes us unable to hold the meeting on the date as planned.

Information about the Notice of Internet availability of proxy materials

In accordance with rules and regulations of the SEC, we furnish to our shareholders proxy materials, including our Annual Report, on the Internet. On or about April 1, 2025, we will send electronically an Annual Meeting package personalized with profile and voting information (“Electronic Delivery”) to those shareholders that have previously signed up to receive their proxy materials via the Internet. On or about April 1, 2025, we will begin mailing a Notice of Internet Availability of proxy materials (the “E-Proxy Notice”) to those shareholders that previously have not signed up to receive their proxy materials on the Internet. If you received the E-Proxy Notice by mail, you will not automatically receive a printed copy of the proxy materials or the Annual Report. If you received the E-Proxy Notice by mail and would like to receive a printed copy of our proxy materials or Annual Report, you should follow the instructions for requesting such materials included in the E-Proxy Notice.

Shareholders may sign up to receive future proxy materials and other shareholder communications electronically instead of by mail. In order to receive the communications electronically, you must have an e-mail account, access to the Internet through an Internet service provider, and a web browser that supports secure connections. Visit www.proxypush.com/bakerhughes for additional information regarding electronic delivery enrollment.

Important notice regarding the availability of proxy materials for the shareholder meeting to be held on May 20, 2025

This Proxy Statement and the Annual Report are available for Registered Holders at www.proxydocs.com/bakerhughes and the means to vote by Internet is available at www.proxypush.com/bakerhughes. Beneficial Holders should follow the instructions provided by their broker, bank, or other nominee to vote by Internet and access this Proxy Statement and Annual Report.

Shareholder of record; shares registered in your name

If on March 24, 2025 (the “record date”), your shares were registered directly in your name with our transfer agent, Computershare Shareowner Services LLC, you are considered a shareholder of record or “Registered Holder” with respect to those shares, and we sent the proxy materials directly to you. You may vote by proxy over the Internet, telephone, mail, or live during the live webcast of the Annual Meeting. Please refer to the specific voting instructions set forth in the proxy materials. The giving of a proxy will not affect your right to vote during the virtual audio meeting and will revoke your previous proxy.

Beneficial owner; shares registered in the name of the broker, bank, or other agent

If on March 24, 2025, your shares were held in “street name” in an account at a brokerage firm, bank, or other nominee holder, then you are considered the beneficial owner or “Beneficial Holder” of the shares, and the proxy materials were forwarded to you by that organization. The organization holding your account is considered the Registered Holder for purposes of voting at the Annual Meeting. As the Beneficial Holder, you have the right to direct the organization on how to vote the shares held in your account. You may direct the vote of these shares by following the instructions on the voting form enclosed with the proxy materials from the bank or brokerage firm. Directing the voting of your shares will not affect your right to vote during the live webcast of the Annual Meeting; however, you must first request a legal proxy from your bank or brokerage firm. Requesting a legal proxy will automatically cancel any voting directions you have previously given with respect to your shares.

Voting

Shares for which proxies have been executed will be voted as specified in the proxies. If no specification is made, the shares will be voted FOR the election of nominees listed herein as directors, FOR the advisory vote related to the Company’s executive compensation program, and FOR the ratification of KPMG LLP as the Company’s independent registered public accounting firm for fiscal year 2025. If any additional matter should be presented properly at the Annual Meeting, it is intended that the enclosed proxy will be voted in accordance with the discretion of the persons named in the proxy.

69

General information

Proxies may be revoked at any time prior to the exercise thereof by filing with the Company’s Corporate Secretary, at the Company’s executive offices, a written revocation, or a duly executed proxy bearing a later date. The executive offices of the Company are located at 575 N. Dairy Ashford Road, Suite 100, Houston, Texas 77079. For a period of at least ten days prior to the Annual Meeting, a complete list of shareholders entitled to vote at the Annual Meeting will be available for inspection during ordinary business hours at the Company’s executive offices by shareholders of record for proper purposes and will also be available electronically on the virtual meeting website for those attending the meeting.

Confidential Voting

The Company maintains votes confidentiality. Proxies and ballots of shareholders are kept confidential from the Company’s management and Board unless disclosure is required by law and in certain other limited circumstances. This practice further provides that employees may confidentially vote their Company shares and requires the appointment of an independent tabulator and Inspector of Election for the Annual Meeting.

Solicitation of proxies

The Company will bear the cost of any solicitation of proxies, whether by Internet or mail. In addition to solicitation, certain of the directors, officers, and regular employees of the Company may, without extra compensation, solicit proxies in person, by telephone, or by electronic communication. The Company has retained D.F. King & Co., Inc. to assist in the solicitation of proxies from shareholders of the Company for an anticipated fee of $10,000, plus out-of-pocket expenses.

Attendance

The Annual Meeting will be a completely virtual meeting. There will be no physical meeting location. The meeting will be conducted via live webcast. Only shareholders of record or beneficial owners of the Company’s Common Stock may attend the virtual Annual Meeting. In order to attend, you must register in advance at www.proxydocs.com/bakerhughes. Upon completing your registration, you will receive further instructions via e-mail including your unique link that will allow you access to the meeting as well as instructions on how to submit questions.

Householding

We will only deliver one Proxy Statement to multiple shareholders sharing an address unless we have received contrary instructions from one or more of the shareholders. We will promptly deliver a separate copy of this Proxy Statement to a shareholder at a shared address to which a single copy of the document was delivered upon oral or written request to: Baker Hughes Company, Attn: Corporate Secretary, 575 N. Dairy Ashford Road, Suite 100, Houston, Texas 77079, +1 713-439-8600. Shareholders may also address future requests for separate delivery of the Proxy Statement, or for delivery of a single copy where they are currently receiving multiple copies, by contacting us at the address or phone number listed above.

70 2025 Proxy Statement

Annual report

The Annual Report, which includes audited financial statements for the fiscal year ended December 31, 2024, accompanies this Proxy Statement only if you have requested that a copy of this Proxy Statement be mailed to you. The Annual Report is also available electronically by following the instructions in the E-Proxy Notice, as described in the “Proxy Statement-Information About the Notice of Internet Availability of Proxy Materials” section of this Proxy Statement. However, the Annual Report is not part of the proxy soliciting information. In addition, a copy of our Annual Report is available in print at no cost to any shareholder that requests it by writing to us at Corporate Secretary, c/o Baker Hughes Company, 575 N. Dairy Ashford Road, Suite 100, Houston, Texas 77079.

Incorporation by reference

To the extent that this Proxy Statement is incorporated by reference into any other filing by the Company under the Securities Act of 1933, as amended, or the Exchange Act, the sections of this Proxy Statement entitled “Human Capital and Compensation Committee Report” and “Audit Committee Report” (to the extent permitted by the rules of the SEC) will not be deemed incorporated unless specifically provided otherwise in such filing. Information contained on or connected to our website is not incorporated by reference into this Proxy Statement and should not be considered part of this Proxy Statement or any other filing that we make with the SEC.

The section titled “Directors, Executive Officers and Corporate Governance” of our Annual Report on Form 10-K filed on February 4, 2025 is incorporated by reference to this Proxy Statement.

Shareholder proposals

Pursuant to Rule 14a-8 of the Securities Exchange Act of 1934, shareholder proposals intended for inclusion in our 2026 proxy statement and acted upon at our 2026 Annual Meeting must be received by us at our executive offices no less than 120 calendar days before the anniversary date of the proxy statement for the prior year’s Annual Meeting was made available to shareholders (i.e., December 2, 2025) to be considered for inclusion in the proxy statement and form of proxy relating to that meeting. Under the Company’s Bylaws, shareholder proposals intended to be presented at the 2026 Annual Meeting must be received by the Company no earlier than 120 days and no later than 90 days before the anniversary of the prior year’s Annual Meeting (i.e., no earlier than January 20, 2026 and no later than February 19, 2026) to be properly brought before the 2026 Annual Meeting. Such proposals should be mailed to the Company’s Corporate Secretary, c/o Baker Hughes Company, 575 N. Dairy Ashford Road, Suite 100, Houston, Texas 77079.

Nominations of directors by shareholders must be received by the Chairperson of the Governance & Corporate Responsibility Committee of the Company’s Board of Directors, 575 N. Dairy Ashford Road, Suite 100, Houston, Texas 77079 or the Corporate Secretary, c/o Baker Hughes Company, 575 N. Dairy Ashford Road, Suite 100, Houston, Texas 77079 no earlier than 120 days and no later than 90 days before the anniversary of the prior year’s Annual Meeting (i.e., no earlier than January 20, 2026 and no later than February 19, 2026) to be properly nominated before the 2026 Annual Meeting.

Other matters

The Board knows of no other matter to be presented at the Annual Meeting. If any additional matter should be presented properly, it is intended that proxies in the enclosed form will be voted in accordance with the discretion of the persons voting the proxies.

71

Voting securities

The securities of the Company entitled to vote at the Annual Meeting consist of shares of its Common Stock, of which 990,349,581 shares were issued and outstanding at the close of business on March 24, 2025, the record date of the Annual Meeting. Only shareholders that hold shares at the close of business on the record date will be entitled to vote at the meeting. Each share of Common Stock entitles the holder thereof to one vote on each matter to be considered at the meeting.

The presence in person or by proxy of the holders of a majority of our Common Stock issued and outstanding and entitled to vote at the Annual Meeting will constitute a quorum to transact business at the Annual Meeting. Assuming a quorum is present, (i) the affirmative vote of the holders of shares of stock having a majority of the votes cast by the holders of all of the shares of stock present or represented by proxy at the Annual Meeting and entitled to vote on the matter is required for the election of directors, and (ii) the affirmative vote of the holders of shares of stock having a majority in voting power of the votes cast by the holders of all of the shares of stock present or represented by proxy at the Annual Meeting and voting affirmatively or negatively on such matter is required for the approval of the advisory vote related to the Company’s executive compensation program and the approval of the ratification of KPMG LLP as the Company’s independent registered public accounting firm for the fiscal year 2025. For the election of directors, you may vote either For or Against a director. Abstentions and broker non-votes will not be considered votes “FOR” or “AGAINST” a nominee and will have no effect on the outcome of the election of directors. Abstentions and broker non-votes have no effect on the approval of the advisory vote related to the Company’s executive compensation program and the approval of the ratification of KPMG LLP as the Company’s independent registered public accountant firm for the fiscal year 2025.

Brokers, banks, or other nominees that hold shares of Common Stock in “street name” for a beneficial owner of those shares typically have the authority to vote in their discretion if permitted by the stock exchange or other organization of which they are members. Brokers, banks, and other nominees are permitted to vote the beneficial owner’s proxy in their own discretion as to certain “routine” proposals under the Nasdaq rules when they have not received instructions from the beneficial owners, such as Proposal 3 (the ratification of the appointment of KPMG LLP as our independent registered public accounting firm for the fiscal year 2025). If a broker, bank, or other nominee votes such “uninstructed” shares for or against a “routine” proposal, those shares will be counted towards determining whether or not a quorum is present and are considered entitled to vote on the “routine” proposals. However, where a proposal is not “routine,” a broker, bank, or other nominee is not permitted to exercise its voting discretion on that proposal without specific instructions from the beneficial owner. These non-voted shares are referred to as “broker non-votes” when the nominee has voted on other non-routine matters with authorization or voted on routine matters. These shares will be counted towards determining whether or not a quorum is present, but will not be considered entitled to vote on the “non-routine” proposals such as Proposal 1 (the election of directors) and Proposal 2 (the advisory vote related to the Company’s executive compensation program).

Forward-Looking Statements

This Proxy Statement may contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, (each a “forward-looking statement”). The words “anticipate,” “believe,” “ensure,” “expect,” “if,” “intend,” “estimate,” “project,” “foresee,” “forecasts,” “predict,” “outlook,” “aim,” “will,” “could,” “should,” “potential,” “would,” “may,” “probable,” “likely,” and similar expressions, and the negative thereof, are intended to identify forward-looking statements. There are many risks and uncertainties that could cause actual results to differ materially from our forward-looking statements. These forward-looking statements are also affected by the risk factors described in the Company’s annual report on Form 10-K for the period ended December 31, 2024 and those set forth from time to time in other filings with the SEC. The documents are available through the Company’s website at: www.investors.bakerhughes.com or through the SEC’s Electronic Data Gathering and Analysis Retrieval (“EDGAR”) system at: www.sec.gov. We undertake no obligation to publicly update or revise any forward-looking statement.

72 2025 Proxy Statement

Reconciliation of GAAP to non-GAAP financial measures*

Baker Hughes Company presents its financial results in accordance with U.S. GAAP. However, management believes that additional non-GAAP measures are widely accepted financial indicators used by investors and analysts to analyze and compare companies on the basis of operating performance and liquidity, and that these measures may be used by investors to make informed investment decisions. The following tables reconcile our GAAP financial information with non-GAAP financial information used in this Proxy Statement.

The reconciliations of net income attributable to Baker Hughes Company (GAAP) to earnings before, interest, taxes, depreciation and amortization (“EBITDA”) (non-GAAP), adjusted EBITDA (non-GAAP), and adjusted EBITDA margin (non-GAAP) for the years ended December 31, 2024 and 2023 are as follows:

	Year Ended December 31

(in millions)	2024	2023

Revenue	$27,829	$25,506

Net income attributable to Baker Hughes Company (GAAP)	$ 2,979	$ 1,943

Net income attributable to noncontrolling interests	29	27

Provision for income taxes	257	685

Interest expense, net	198	216

Other non-operating income, net	(382)	(554)

Operating income (GAAP)	3,081	2,317

Depreciation & amortization	1,136	1,087

EBITDA (non-GAAP)	4,216	3,405

Restructuring, impairment and other	301	323

Inventory impairment	73	35

Total operating income adjustments	375	358

Adjusted EBITDA (non-GAAP)	$ 4,591	$ 3,763
Adjusted EBITDA margin (non-GAAP) (1)	16.5%	14.8%

(1)  Adjusted EBITDA margin (non-GAAP) is defined as Adjusted EBITDA (non-GAAP) divided by revenue.

The reconciliations of net income attributable to Baker Hughes Company (GAAP) to adjusted net income (non-GAAP) for the years ended December 31, 2024 and 2023 are as follows:

	Year Ended December 31

(in millions, except per share amounts)	2024	2023

Net income attributable to Baker Hughes Company (GAAP)	$2,979	$1,943

Total operating income adjustments	375	358

Other adjustments (non-operating)	(335)	(554)

Tax adjustments	(663)	(124)

Total adjustments, net of income tax	(623)	(320)

Less: adjustments attributable to noncontrolling interests	—	—

Adjustments attributable to Baker Hughes Company	(623)	(320)

Adjusted net income attributable to Baker Hughes Company (non-GAAP)	$2,356	$1,622

Denominator:

Weighted-average shares of common stock outstanding diluted	1,001	1,015

Adjusted earnings per share – diluted (non-GAAP)	$ 2.35	$ 1.60

A-1

Annex A

The reconciliation of net cash flow from operating activities (GAAP) to free cash flow (non-GAAP) for the years ended December 31, 2024 and 2023 is as follows:

	Year Ended December 31

(in millions)	2024	2023

Net cash flows from operating activities (GAAP)	$ 3,332	$ 3,062
Less: Cash used for capital expenditures, net of proceeds from disposal of assets	(1,075)	(1,016)
Free cash flow (non-GAAP)	$ 2,257	$ 2,045

*	Certain columns may not sum up due to the use of rounded numbers.

A-2 2025 Proxy Statement

Your vote P.O. BOX 8016, CARY, NC 27512-9903 matters! Have your ballot ready and please use one of the methods below for easy voting: Your control number Have the 12 digit control number located in the box above available when you access the website and follow the instructions. Baker Hughes Company Internet: www.proxypush.com/bakerhughes • • Cast your vote online Annual Meeting of Shareholders Have your Proxy Card ready • Follow the simple instructions to record your vote For Shareholders of record as of March 24, 2025 Phone: Tuesday, May 20, 2025 8:00 AM, Central Daylight Time 1-855-658-0965 Annual Meeting to be held live via the Internet—please visit • Use any touch-tone telephone • Have your Proxy Card ready www.proxydocs.com/bakerhughes for more details. • Follow the simple recorded instructions Mail: • Mark, sign and date your Proxy Card • Fold and return your Proxy Card in the postage-paid YOUR VOTE IS IMPORTANT! envelope provided PLEASE VOTE BY: 8:00 AM, Central Daylight Time, May 20, 2025. Virtual: You must register to attend the meeting online and/ or participate at www.proxydocs.com/bakerhughes This proxy is being solicited on behalf of the Board of Directors The undersigned hereby appoints Lorenzo Simonelli, Georgia Magno and Fernando Contreras, and each or either of them, as the true and lawful attorneys of the undersigned, with full power of substitution and revocation, and authorizes them, and each of them, to vote all the shares of the Common Stock of Baker Hughes Company which the undersigned is entitled to vote at said meeting and any adjournment thereof upon the matters specified and upon such other matters as may be properly brought before the meeting or any adjournment thereof, conferring authority upon such true and lawful attorneys to vote in their discretion on such other matters as may properly come before the meeting and revoking any proxy heretofore given. THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED AS DIRECTED OR, IF NO DIRECTION IS GIVEN, SHARES WILL BE VOTED IDENTICAL TO THE BOARD OF DIRECTORS RECOMMENDATION. This proxy, when properly executed, will be voted in the manner directed herein. In their discretion, the named proxies are authorized to vote upon such other matters that may properly come before the meeting or any adjournment or postponement thereof. You are encouraged to specify your choice by marking the appropriate box (SEE REVERSE SIDE) but you need not mark any box if you wish to vote in accordance with the Board of Directors’ recommendation. The Named Proxies cannot vote your shares unless you sign (on the reverse side) and return this card. PLEASE BE SURE TO SIGN AND DATE THIS PROXY CARD AND MARK ON THE REVERSE SIDE Copyright © 2025 BetaNXT, Inc. or its affiliates. All Rights Reserved

Baker Hughes Company Annual Meeting of Shareholders Please make your marks like this: THE BOARD OF DIRECTORS RECOMMENDS A VOTE: FOR ON PROPOSALS 1, 2 AND 3 BOARD OF DIRECTORS PROPOSAL YOUR VOTE RECOMMENDS 1. The Election of Directors FOR AGAINST ABSTAIN 1.01 W. Geoffrey Beattie FOR #P2# #P2# #P2# 1.02 Abdulaziz M. Al Gudaimi FOR #P3# #P3# #P3# 1.03 Gregory D. Brenneman FOR #P4# #P4# #P4# 1.04 Cynthia B. Carroll FOR #P5# #P5# #P5# 1.05 Michael R. Dumais FOR #P6# #P6# #P6# 1.06 Shirley A. Edwards FOR #P7# #P7# #P7# 1.07 Ilham Kadri FOR #P8# #P8# #P8# 1.08 John G. Rice FOR #P9# #P9# #P9# 1.09 Lorenzo Simonelli FOR #P10# #P10# #P10# 1.10 Mohsen M. Sohi FOR #P11# #P11# #P11# FOR AGAINST ABSTAIN 2. An advisory vote related to the Company’s executive compensation program FOR #P12# #P12# #P12# 3. The ratification of the selection of KPMG LLP as the Company’s independent registered public FOR accounting firm for 2025 #P13# #P13# #P13# You must register to attend the meeting online and/or participate at www.proxydocs.com/bakerhughes Authorized Signatures—Must be completed for your instructions to be executed. Please sign exactly as your name(s) appears on your account. If held in joint tenancy, all persons should sign. Trustees, administrators, etc., should include title and authority. Corporations should provide full name of corporation and title of authorized officer signing the Proxy/Vote Form. Signature (and Title if applicable) Date Signature (if held jointly) Date